AMG FUNDS III

AMG Managers Cadence Capital Appreciation Fund

AMG Managers Cadence Emerging Companies Fund

Supplement dated March 20, 2017 to the

Prospectus, dated October 1, 2016, as revised October 27, 2016 and supplemented January 3, 2017 and February 27, 2017, and Statement of Additional Information, dated October 1, 2016, as supplemented January 3, 2017 and February 27, 2017

The following information supplements and supersedes any information to the contrary relating to AMG Managers Cadence Capital Appreciation Fund (the “Capital Appreciation Fund”) and AMG Managers Cadence Emerging Companies Fund (the “Emerging Companies Fund” and, together with the Capital Appreciation Fund, the “Funds”), each a series of AMG Funds III (the “Trust”), contained in the Funds’ Prospectus (the “Prospectus”) and Statement of Additional Information (“SAI”), dated, revised, and supplemented as noted above.

AMG Managers Cadence Capital Appreciation Fund

At a meeting held on March 15-16, 2017, the Board of Trustees of the Trust approved the reorganization of the Capital Appreciation Fund with and into AMG Renaissance Large Cap Growth Fund (the “Reorganization”), subject to the approval of shareholders of the Capital Appreciation Fund. If approved by the shareholders of the Capital Appreciation Fund, the Reorganization is expected to close on or about July 31, 2017, or as soon thereafter as practicable. Additional information about the Reorganization will be provided in the proxy solicitation materials for the Reorganization, which will be sent at a future date.

AMG Managers Cadence Emerging Companies Fund

Effective on or about June 1, 2017, the management fee for the Emerging Companies Fund will be reduced from 1.25% to 0.69%, the contractual expense limitation amount will be reduced from 1.42% to 0.89% (the terms of the Emerging Companies Fund’s expense limitation arrangement will otherwise remain the same) and Class I shares of the Emerging Companies Fund will be authorized to pay up to 0.10% in shareholder servicing fees. Shareholders will not experience any increase in expenses as a result of these changes as there will be no increase in the net expense ratio for the Emerging Companies Fund. AMG Funds LLC will pay a portion of the management fee to the Emerging Companies Fund’s subadviser for its services.

PLEASE KEEP THIS SUPPLEMENT FOR FUTURE REFERENCE

AMG FUNDS III

AMG Managers Cadence Capital Appreciation Fund

AMG Managers Cadence Mid Cap Fund

AMG Managers Cadence Emerging Companies Fund

Supplement dated January 3, 2017 to the Prospectus, dated October 1, 2016, as revised October 27, 2016, and Statement of Additional Information, dated October 1, 2016

The following information supplements and supersedes any information to the contrary relating to AMG Managers Cadence Capital Appreciation Fund, AMG Managers Cadence Mid Cap Fund and AMG Managers Cadence Emerging Companies Fund, each a series of AMG Funds III (each, a “Fund” and collectively, the “Funds”), contained in the Funds’ Prospectus (the “Prospectus”) and Statement of Additional Information (the “SAI”), dated and revised as noted above.

Effective immediately, William B. Bannick no longer serves as a portfolio manager of the Funds. Robert L. Fitzpatrick, Michael J. Skillman, Robert E. Ginsberg and Stephen C. Demirjian are the portfolio managers jointly and primarily responsible for the day-to-day management of each Fund. Accordingly, all references in the Prospectus and SAI to Mr. Bannick are hereby deleted and all references to the portfolio managers of the Funds shall refer to Messrs. Fitzpatrick, Skillman, Ginsberg and Demirjian.

In addition, the table pertaining to Mr. Bannick under the heading “Management of the Funds – Portfolio Managers of the Funds – Other Accounts Managed by the Portfolio Manager(s)” on pages 39-40 of the SAI is hereby deleted.

Finally, the information regarding Mr. Bannick under the heading “Management of the Funds – Portfolio Managers of the Funds –Portfolio Manager Ownership of Fund Shares” on page 41 of the SAI is hereby deleted.

PLEASE KEEP THIS SUPPLEMENT FOR FUTURE REFERENCE

AMG Funds
Prospectus
October 1, 2016 (As revised October 27, 2016)

AMG Managers Cadence Capital Appreciation Fund
Class N: MPAFX      Class I: MCFYX      Class Z: MPCIX
(formerly Investor Class) (formerly Service Class) (formerly Institutional Class)
AMG Managers Cadence Mid Cap Fund
Class N: MCMAX      Class I: MCMYX      Class Z: MCMFX
(formerly Investor Class) (formerly Service Class) (formerly Institutional Class)
AMG Managers Cadence Emerging Companies Fund
Class S: MECAX      Class I: MECIX
(formerly Service Class) (formerly Institutional Class)
www.amgfunds.com

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
P065-1016-27

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3-11	Summary of The Funds AMG Managers Cadence Capital Appreciation Fund AMG Managers Cadence Mid Cap Fund AMG Managers Cadence Emerging Companies Fund

12-21	Additional Information About the Funds
AMG Managers Cadence Capital Appreciation Fund
AMG Managers Cadence Mid Cap Fund
AMG Managers Cadence Emerging Companies Fund
Summary of the Funds’ Principal Risks
 Other Important Information About the Funds and their Investment Strategies and Risks
Fund Management

22-29	Shareholder Guide
Your Account
Choosing a Share Class
Investing Through an Intermediary
Distribution and Service (12b-1) Fees
Transaction Policies
How to Buy or Sell Shares
Investor Services
Certain Federal Income Tax Information

31-36	Financial Highlights AMG Managers Cadence Capital Appreciation Fund AMG Managers Cadence Mid Cap Fund AMG Managers Cadence Emerging Companies Fund

37	How To Contact Us

AMG Funds	1

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Summary of The Funds

AMG Managers Cadence Capital Appreciation Fund
Investment Objective
The AMG Managers Cadence Capital Appreciation Fund’s (the “Fund”) investment objective is to seek growth of capital.
Fees and Expenses of the Fund
The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.
Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)
	Class N	Class I	Class Z
Management Fee	0.45%	0.45%	0.45%
Distribution and Service (12b-1) Fees	0.25%	None	None
Other Expenses[1]	0.35%	0.45%	0.30%
Total Annual Fund Operating Expenses	1.05%	0.90%	0.75%
Fee Waiver and Expense Reimbursements[2]	(0.03)%	(0.03)%	(0.03)%
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements[2]	1.02%	0.87%	0.72%
[1]	Expense information has been restated to reflect current fees.
[2]	AMG Funds LLC (the “Investment Manager”) has contractually agreed, through at least October 1, 2017, to waive management fees and/or reimburse the Fund’s expenses in order to limit Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of taxes, interest (including interest incurred in connection with bank and custody overdrafts), shareholder servicing fees, distribution and service (12b-1) fees, brokerage commissions and other transaction costs, acquired fund fees and expenses, and extraordinary expenses) of the Fund to the annual rate of 0.72% of the Fund’s average daily net assets, subject to later reimbursement by the Fund in certain circumstances. In general, for a period of up to 36 months, the Investment Manager may recover from the Fund fees waived and expenses paid pursuant to this contractual agreement, provided that such repayment would not cause the Fund’s Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of the items noted in the parenthetical above) to exceed the contractual expense limitation amount. The contractual expense limitation may only be terminated in the event the Investment Manager or a successor ceases to be the investment manager of the Fund or a successor fund, by mutual agreement between the Investment Manager and the AMG Funds III Board of Trustees or in the event of the Fund’s liquidation unless the Fund is reorganized or is a party to a merger in which the surviving entity is successor to the accounting and performance information of the Fund.
Expense Example
This Example will help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. The Example makes certain assumptions. It assumes that you invest $10,000 as an initial investment in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. It also assumes that your investment has a 5% total return each year and the Fund’s operating expenses remain the same. The Example includes the Fund’s contractual expense limitation through October 1, 2017. Although your actual costs may be higher or lower, based on the above assumptions, your costs would be:
	1 Year	3 Years	5 Years	10 Years
Class N	$104	$331	$576	$1,280
Class I	$ 89	$284	$496	$1,105
Class Z	$ 74	$237	$414	$ 928
Portfolio Turnover
The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 22% of the average value of its portfolio.
Principal Investment Strategies
Under normal circumstances, the Fund seeks to achieve its investment objective by investing at least 65% of its net assets in common stocks of U.S. companies with market capitalizations of $3 billion or more that have improving fundamentals (based on growth criteria) and whose stock the portfolio management team believes to be reasonably valued by the market (based on value criteria). The Fund primarily invests in common stocks of large capitalization companies. Cadence Capital Management LLC (“Cadence” or the “Subadvisor”) employs a “growth-at-a-reasonable-price” (“GARP”) investment philosophy, allowing the team to invest in companies that exhibit both growth and value characteristics. In making investment decisions for the Fund, the Subadvisor considers companies in the Russell 1000® Index and the S&P 500 Index. The team ranks the stocks in this universe based on a series of growth criteria, such as the change in consensus earnings estimates over time, the company’s history in meeting earnings targets, earnings quality, and improvements in return on capital, and a series of value criteria, such as price-to-earnings ratios and free cash flow relative to enterprise value. The Subadvisor then subjects the most attractively ranked stocks in the universe to an analysis of company factors, such as strength of management, competitive industry position and business prospects, and financial statement data, such as earnings, cash flows and profitability. The team may emphasize one or more of these growth or value criteria, or use other criteria, when selecting investments for the Fund. The Fund may invest a portion of its assets in real estate investment trusts (“REITs”). Generally, the Fund will hold between approximately 70-95 securities.

AMG Funds	3

Summary of The Funds

Principal Risks
There is the risk that you may lose money on your investment. All investments carry a certain amount of risk, and the Fund cannot guarantee that it will achieve its investment objective. An investment in the Fund is not a deposit or obligation of any bank, is not endorsed or guaranteed by any bank, and is not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Below are some of the risks of investing in the Fund. The risks are described in alphabetical order and not in the order of importance or potential exposure.
Growth Stock Risk—the prices of equity securities of companies that are expected to experience relatively rapid earnings growth, or “growth stocks,” may be more sensitive to market movements because the prices tend to reflect future investor expectations rather than just current profits.
Large-Capitalization Stock Risk—the stocks of large-capitalization companies are generally more mature and may not be able to reach the same levels of growth as the stocks of small- or mid-capitalization companies.
Management Risk—because the Fund is an actively managed investment portfolio, security selection or focus on securities in a particular style, market sector or group of companies may cause the Fund to incur losses or underperform relative to its benchmarks or other funds with a similar investment objective. There can be no guarantee that the Subadvisor’s investment techniques and risk analysis will produce the desired result.
Market Risk—market prices of investments held by the Fund may fall rapidly or unpredictably due to a variety of factors, including changing economic, political, or market conditions or in response to events that affect particular industries or companies.
Mid-Capitalization Stock Risk—the stocks of mid-capitalization companies often have greater price volatility, lower trading volume, and less liquidity than the stocks of larger, more established companies.
Real Estate Industry Risk—investments in the Fund may be subject to many of the same risks as a direct investment in real estate; in addition, equity REITs may be affected by changes in the value of their underlying properties.
Sector Risk—issuers and companies that are in similar industry sectors may be similarly affected by particular economic or market events; to the extent the Fund has substantial holdings within a particular sector, the risks associated with that sector increase. Stocks in the information technology sector currently, and may in the future, comprise a significant portion of the Fund’s portfolio. The information technology industries may be affected by technological obsolescence, short product cycles, falling prices and profits, competitive pressures and general market conditions.
Performance
The following performance information illustrates the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s performance compares to that of a broad-based securities market index. The performance information for the Fund’s Class N shares (formerly Investor Class shares of the Fund, which were renamed Class N shares on October 1, 2016 (formerly Class A shares of the Fund, which were renamed Investor Class shares on December 1, 2012)) for periods prior to December 1, 2012, does not reflect the impact of the front end and deferred sales charges (loads) that were in effect until December 1, 2012. Effective October 1, 2016, outstanding Service Class shares of the Fund (formerly Administrative Class shares of the Fund, which were renamed Service Class shares on December 1, 2012) were renamed Class I shares of the Fund and outstanding Institutional Class shares of the Fund were renamed Class Z shares. As always, past performance of the Fund (before and after taxes) is not an indication of how the Fund will perform in the future. To obtain updated performance information for the Fund please visit www.amgfunds.com or call 800.835.3879.
The performance information shown in the bar chart is that of the Fund’s Class Z shares, and the performance information shown in the bar chart and table includes historical performance of the Fund for periods prior to September 27, 2010, which was the date the Fund was reorganized from the Allianz CCM Capital Appreciation Fund to the Fund.
Calendar Year Total Returns as of 12/31/15 (Class Z)
Best Quarter: 15.55% (1st Quarter 2012)
Worst Quarter: -22.41% (4th Quarter 2008)
Year-to-Date (as of 6/30/16): -0.45%
Average Annual Total Returns as of 12/31/15
AMG Managers Cadence Capital Appreciation Fund	1 Year	5 Years	10 Years
Class Z Return Before Taxes	3.77%	10.16%	5.29%
Class Z Return After Taxes on Distributions	3.56%	9.97%	4.84%
Class Z Return After Taxes on Distributions and Sale of Fund Shares	2.32%	8.07%	4.20%
Class I Return Before Taxes	3.55%	9.89%	5.03%
Class N Return Before Taxes	3.42%	9.74%	4.88%
Russell 1000® Growth Index (reflects no deduction for fees, expenses, or taxes)	5.67%	13.53%	8.53%

4	AMG Funds

Summary of The Funds

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-advantaged arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class Z shares only. After-tax returns for Class I and Class N shares will vary.
Portfolio Management
Investment Manager
AMG Funds LLC
Subadvisor
Cadence Capital Management LLC
Portfolio Managers
William B. Bannick
Managing Director and Chief Compliance Officer of Cadence;
Portfolio Manager of the Fund since 1992.
Robert L. Fitzpatrick
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2004.
Michael J. Skillman
Managing Director and Chief Executive Officer of Cadence;
Portfolio Manager of the Fund since 2006.
Robert E. Ginsberg
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2011.
Stephen C. Demirjian
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2012.
Buying and Selling Fund Shares
Initial Investment Minimum
Class N
Regular Account: $2,000
Individual Retirement Account: $1,000
Class I
Regular Account: $100,000
Individual Retirement Account: $25,000
Class Z
Regular Account: $5,000,000
Individual Retirement Account: $50,000
Additional Investment Minimum
Class N and Class I (all accounts): $100
Class Z (all accounts): $1,000
TRANSACTION POLICIES
You may purchase or sell your shares of the Fund any day that the New York Stock Exchange is open for business, either through your registered investment professional or directly with the Fund. Shares may be purchased, sold or exchanged by mail at the address listed below, by phone at 800.548.4539, online at www.amgfunds.com, or by bank wire (if bank wire instructions are on file for your account).
AMG Funds
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9769
Providence, RI 02940-9769
Tax Information
The Fund intends to make distributions that are taxable to you as ordinary income, qualified dividend income or capital gains, except when your investment is in an IRA, 401(k), or other tax-advantaged investment plan. By investing in the Fund through such a plan, you will not be subject to tax on distributions from the Fund so long as the amounts distributed remain in the plan, but you will generally be taxed upon withdrawal of monies from the plan.
Payments to Broker-Dealers and Other Financial Intermediaries
If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies, including the Investment Manager, AMG Distributors, Inc. (the “Distributor”) and the Subadvisor, may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

AMG Funds	5

Summary of The Funds

AMG Managers Cadence Mid Cap Fund
Investment Objective
The AMG Managers Cadence Mid Cap Fund’s (the “Fund”) investment objective is to seek growth of capital.
Fees and Expenses of the Fund
The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.
Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)
	Class N	Class I	Class Z
Management Fee	0.45%	0.45%	0.45%
Distribution and Service (12b-1) Fees	0.25%	None	None
Other Expenses[1]	0.41%	0.42%	0.27%
Total Annual Fund Operating Expenses	1.11%	0.87%	0.72%
[1]	Expense information has been restated to reflect current fees.
Expense Example
This Example will help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. The Example makes certain assumptions. It assumes that you invest $10,000 as an initial investment in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. It also assumes that your investment has a 5% total return each year and the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on the above assumptions, your costs would be:
	1 Year	3 Years	5 Years	10 Years
Class N	$113	$353	$612	$1,352
Class I	$ 89	$278	$482	$1,073
Class Z	$ 74	$230	$401	$ 894
Portfolio Turnover
The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 149% of the average value of its portfolio.
Principal Investment Strategies
Under normal circumstances, the Fund seeks to achieve its investment objective by investing at least 80% of its net assets (plus borrowings made for investment purposes) in common stocks of U.S. companies with medium market capitalizations.
The Fund primarily invests in common stocks of mid-capitalization companies. Cadence Capital Management LLC (“Cadence” or the “Subadvisor”) employs a “growth-at-a-reasonable-price” (“GARP”) investment philosophy, allowing the team to invest in companies that exhibit both growth and value characteristics. The Fund currently defines medium market capitalization companies as those with a market capitalization within the market capitalization range of the companies represented in the Russell Midcap® Index (between $1.98 billion and $26.28 billion as of May 27, 2016, the date of the latest reconstitution of the Index (implemented June 24, 2016)). The team ranks the stocks in this universe based on a series of growth criteria, such as the change in consensus earnings estimates over time, the company’s history in meeting earnings targets, earnings quality, and improvements in return on capital, and a series of value criteria, such as price-to-earnings ratios and free cash flow relative to enterprise value. The Subadvisor then subjects the most attractively ranked stocks in the universe to an analysis of company factors, such as strength of management, competitive industry position and business prospects, and financial statement data, such as earnings, cash flows and profitability. The team may emphasize or deemphasize one or more of these growth or value criteria, or use other criteria, when selecting investments for the Fund. The Fund may invest a portion of its assets in real estate investment trusts (“REITs”). Generally, the Fund will hold between approximately 70-95 securities.
Principal Risks
There is the risk that you may lose money on your investment. All investments carry a certain amount of risk, and the Fund cannot guarantee that it will achieve its investment objective. An investment in the Fund is not a deposit or obligation of any bank, is not endorsed or guaranteed by any bank, and is not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Below are some of the risks of investing in the Fund. The risks are described in alphabetical order and not in the order of importance or potential exposure.
Growth Stock Risk—the prices of equity securities of companies that are expected to experience relatively rapid earnings growth, or “growth stocks,” may be more sensitive to market movements because the prices tend to reflect future investor expectations rather than just current profits.
High Portfolio Turnover Risk—higher portfolio turnover may adversely affect Fund performance by increasing Fund transaction costs and may increase a shareholder’s tax liability.
Management Risk—because the Fund is an actively managed investment portfolio, security selection or focus on securities in a particular style, market sector or group of companies may cause the Fund to incur losses or underperform relative to its benchmarks or other funds with a similar investment objective. There

6	AMG Funds

Summary of The Funds

can be no guarantee that the Subadvisor’s investment techniques and risk analysis will produce the desired result.
Market Risk—market prices of investments held by the Fund may fall rapidly or unpredictably due to a variety of factors, including changing economic, political, or market conditions or in response to events that affect particular industries or companies.
Mid-Capitalization Stock Risk—the stocks of mid-capitalization companies often have greater price volatility, lower trading volume, and less liquidity than the stocks of larger, more established companies.
Real Estate Industry Risk—investments in the Fund may be subject to many of the same risks as a direct investment in real estate; in addition, equity REITs may be affected by changes in the value of their underlying properties.
Sector Risk—issuers and companies that are in similar industry sectors may be similarly affected by particular economic or market events; to the extent the Fund has substantial holdings within a particular sector, the risks associated with that sector increase. Stocks in the information technology sector currently, and may in the future, comprise a significant portion of the Fund’s portfolio. The information technology industries may be affected by technological obsolescence, short product cycles, falling prices and profits, competitive pressures and general market conditions.
Performance
The following performance information illustrates the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s performance compares to that of a broad-based securities market index. The performance information for the Fund’s Class N shares (formerly Investor Class shares of the Fund, which were renamed Class N shares on October 1, 2016 (formerly Class A shares of the Fund, which were renamed Investor Class shares on December 1, 2012)) for periods prior to December 1, 2012, does not reflect the impact of the front end and deferred sales charges (loads) that were in effect until December 1, 2012. Effective October 1, 2016, outstanding Service Class shares of the Fund (formerly Administrative Class shares of the Fund, which were renamed Service Class shares on December 1, 2012) were renamed Class I shares of the Fund and outstanding Institutional Class shares of the Fund were renamed Class Z shares. As always, past performance of the Fund (before and after taxes) is not an indication of how the Fund will perform in the future. To obtain updated performance information for the Fund please visit www.amgfunds.com or call 800.835.3879.
The performance information shown in the bar chart is that of the Fund’s Class Z shares, and the performance information shown in the bar chart and table includes historical performance of the Fund for periods prior to September 27, 2010, which was the date the Fund was reorganized from the Allianz CCM Mid-Cap Fund to the Fund.
Calendar Year Total Returns as of 12/31/15 (Class Z)
Best Quarter: 16.06% (3rd Quarter 2009)
Worst Quarter: -26.34% (4th Quarter 2008)
Year-to-Date (as of 6/30/16): -0.25%
Average Annual Total Returns as of 12/31/15
AMG Managers Cadence Mid Cap Fund	1 Year	5 Years	10 Years
Class Z Return Before Taxes	-0.83%	9.48%	5.91%
Class Z Return After Taxes on Distributions	-4.06%	7.46%	4.53%
Class Z Return After Taxes on Distributions and Sale of Fund Shares	0.99%	7.06%	4.49%
Class I Return Before Taxes	-1.06%	9.21%	5.65%
Class N Return Before Taxes	-1.22%	9.04%	5.49%
Russell Midcap® Growth Index (reflects no deduction for fees, expenses, or taxes)	-0.20%	11.54%	8.16%
After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-advantaged arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class Z shares only, and after-tax returns for Class I and Class N shares will vary. The Fund’s returns after taxes on distributions and sale of Fund shares may be higher than its returns before taxes and returns after taxes on distributions because they include a tax benefit resulting from the capital losses that would have been incurred.
Portfolio Management
Investment Manager
AMG Funds LLC
Subadvisor
Cadence Capital Management LLC
Portfolio Managers
William B. Bannick
Managing Director and Chief Compliance Officer of Cadence;
Portfolio Manager of the Fund since 1992.

AMG Funds	7

Summary of The Funds

Robert L. Fitzpatrick
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2004.
Michael J. Skillman
Managing Director and Chief Executive Officer of Cadence;
Portfolio Manager of the Fund since 2006.
Robert E. Ginsberg
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2011.
Stephen C. Demirjian
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2012.
Buying and Selling Fund Shares
Initial Investment Minimum
Class N
Regular Account: $2,000
Individual Retirement Account: $1,000
Class I
Regular Account: $100,000
Individual Retirement Account: $25,000
Class Z
Regular Account: $5,000,000
Individual Retirement Account: $50,000
Additional Investment Minimum
Class N and Class I (all accounts): $100
Class Z (all accounts): $1,000
TRANSACTION POLICIES
You may purchase or sell your shares of the Fund any day that the New York Stock Exchange is open for business, either through your registered investment professional or directly with the Fund. Shares may be purchased, sold or exchanged by mail at the address listed below, by phone at 800.548.4539, online at www.amgfunds.com, or by bank wire (if bank wire instructions are on file for your account).
AMG Funds
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9769
Providence, RI 02940-9769
Tax Information
The Fund intends to make distributions that are taxable to you as ordinary income, qualified dividend income or capital gains, except when your investment is in an IRA, 401(k), or other tax-advantaged investment plan. By investing in the Fund through such a plan, you will not be subject to tax on distributions from the Fund so long as the amounts distributed remain in the plan, but you will generally be taxed upon withdrawal of monies from the plan.
Payments to Broker-Dealers and Other Financial Intermediaries
If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies, including the Investment Manager, AMG Distributors, Inc. (the “Distributor”) and the Subadvisor, may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

8	AMG Funds

Summary of The Funds

AMG Managers Cadence Emerging Companies Fund
Investment Objective
The AMG Managers Cadence Emerging Companies Fund’s (the “Fund” or “Emerging Companies Fund”) investment objective is to seek long-term growth of capital.
Fees and Expenses of the Fund
The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.
Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)
	Class S	Class I
Management Fee	1.25%	1.25%
Distribution and Service (12b-1) Fees	None	None
Other Expenses[1]	0.62%	0.39%
Total Annual Fund Operating Expenses	1.87%	1.64%
Fee Waiver and Expense Reimbursements[2]	(0.22)%	(0.22)%
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements[2]	1.65%	1.42%
[1]	Expense information has been restated to reflect current fees.
[2]	AMG Funds LLC (the “Investment Manager”) has contractually agreed, through at least October 1, 2017, to waive management fees and/or reimburse the Fund’s expenses in order to limit Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of taxes, interest (including interest incurred in connection with bank and custody overdrafts), shareholder servicing fees, distribution and service (12b-1) fees, brokerage commissions and other transaction costs, acquired fund fees and expenses, and extraordinary expenses) of the Fund to the annual rate of 1.42% of the Fund’s average daily net assets, subject to later reimbursement by the Fund in certain circumstances. In general, for a period of up to 36 months, the Investment Manager may recover from the Fund fees waived and expenses paid pursuant to this contractual agreement, provided that such repayment would not cause the Fund’s Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of the items noted in the parenthetical above) to exceed the contractual expense limitation amount. The contractual expense limitation may only be terminated in the event the Investment Manager or a successor ceases to be the investment manager of the Fund or a successor fund, by mutual agreement between the Investment Manager and the AMG Funds III Board of Trustees or in the event of the Fund’s liquidation unless the Fund is reorganized or is a party to a merger in which the surviving entity is successor to the accounting and performance information of the Fund.
Expense Example
This Example will help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. The Example makes certain assumptions. It assumes that you invest $10,000 as an initial investment in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. It also assumes that your investment has a 5% total return each year and the Fund’s operating expenses remain the same. The Example includes the Fund’s contractual expense limitation through October 1, 2017. Although your actual costs may be higher or lower, based on the above assumptions, your costs would be:
	1 Year	3 Years	5 Years	10 Years
Class S	$168	$566	$991	$2,172
Class I	$145	$496	$871	$1,925
Portfolio Turnover
The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 150% of the average value of its portfolio.
Principal Investment Strategies
Under normal circumstances, the Fund seeks to achieve its investment objective by investing at least 80% of its net assets in “emerging companies.” Cadence Capital Management LLC (“Cadence” or the “Subadvisor”) employs a “growth-at-a-reasonable-price” (“GARP”) investment philosophy, allowing the team to invest in companies that exhibit both growth and value characteristics. The Subadvisor seeks to find small-cap, emerging companies that have improving fundamentals (based on growth criteria) and whose stock the Subadvisor believes to be reasonably valued by the market (based on value criteria). Cadence defines “emerging companies” as companies it believes: have improving fundamentals; are developing new products or technologies, entering new markets or growing market share within existing markets; and have stock that is reasonably valued by the market. Although emerging companies may potentially be found in any market capitalization, Cadence will invest at least 80% of its net assets, under normal circumstances, in U.S. companies with market capitalizations within the range of the Russell Microcap® Index and the Russell 2000® Index. As of May 27, 2016, the date of the latest reconstitution of the indices (implemented June 24, 2016), the lowest market capitalization in the Russell Microcap® Index was $30 million and the highest market capitalization in the Russell 2000® Index was $3.86 billion. The team ranks the stocks in this universe based on a series of growth criteria, such as the change in consensus earnings estimates over time, the company’s history in meeting earnings targets, earnings quality, and improvements in return on capital, and a series of value criteria, such as price-to-earnings ratios and free cash flow relative to enterprise value.
The team then subjects the most attractively ranked stocks in the universe to an analysis of company factors, such as strength of management, competitive industry position and business

AMG Funds	9

Summary of The Funds

prospects, and financial statement data, such as earnings, cash flows and profitability. The team may emphasize or deemphasize one or more of these growth or value criteria, or use other criteria, when selecting investments for the Fund. The Fund may invest a portion of its assets in real estate investment trusts (“REITs”). Generally, the Fund will hold between approximately 75-120 securities.
Principal Risks
There is the risk that you may lose money on your investment. All investments carry a certain amount of risk, and the Fund cannot guarantee that it will achieve its investment objective. An investment in the Fund is not a deposit or obligation of any bank, is not endorsed or guaranteed by any bank, and is not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Below are some of the risks of investing in the Fund. The risks are described in alphabetical order and not in the order of importance or potential exposure.
Growth Stock Risk—the prices of equity securities of companies that are expected to experience relatively rapid earnings growth, or “growth stocks,” may be more sensitive to market movements because the prices tend to reflect future investor expectations rather than just current profits.
High Portfolio Turnover Risk—higher portfolio turnover may adversely affect Fund performance by increasing Fund transaction costs and may increase a shareholder’s tax liability.
Liquidity Risk—the Fund may not be able to dispose of particular investments, such as illiquid securities, readily at favorable times or prices or the Fund may have to sell them at a loss.
Management Risk—because the Fund is an actively managed investment portfolio, security selection or focus on securities in a particular style, market sector or group of companies may cause the Fund to incur losses or underperform relative to its benchmarks or other funds with a similar investment objective. There can be no guarantee that the Subadvisor’s investment techniques and risk analysis will produce the desired result.
Market Risk—market prices of investments held by the Fund may fall rapidly or unpredictably due to a variety of factors, including changing economic, political, or market conditions or in response to events that affect particular industries or companies.
Real Estate Industry Risk—investments in the Fund may be subject to many of the same risks as a direct investment in real estate; in addition, equity REITs may be affected by changes in the value of their underlying properties.
Sector Risk—issuers and companies that are in similar industry sectors may be similarly affected by particular economic or market events; to the extent the Fund has substantial holdings within a particular sector, the risks associated with that sector increase. Stocks in the health care and information technology sectors currently, and may in the future, comprise a significant portion of the Fund’s portfolio. Companies in the health care sector may be affected by technological obsolescence, changes in regulatory approval policies for drugs, medical devices or procedures and changes in governmental and private payment systems. The information technology industries may be affected by technological obsolescence, short product cycles, falling prices and profits, competitive pressures and general market conditions.
Small- and Micro-Capitalization Stock Risk – the stocks of small- and micro-capitalization companies and emerging companies often have greater price volatility, lower trading volume, and less liquidity than the stocks of larger, more established companies.
Performance
The following performance information illustrates the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s performance compares to that of a broad-based securities market index, the Russell Microcap® Growth Index. The Fund also compares its performance to a secondary benchmark, the Russell 2000® Growth Index. Effective October 1, 2016, outstanding Service Class shares of the Fund (formerly Administrative Class shares of the Fund, which were renamed Service Class shares on October 1, 2013) were renamed Class S shares of the Fund and outstanding Institutional Class shares of the Fund were renamed Class I shares. As always, past performance of the Fund (before and after taxes) is not an indication of how the Fund will perform in the future. To obtain updated performance information for the Fund please visit www.amgfunds.com or call 800.835.3879.
The performance information shown in the bar chart is that of the Fund’s Class I shares and the performance information shown in the bar chart and table includes historical performance of the Fund for periods prior to September 27, 2010, which was the date the Fund was reorganized from the Allianz CCM Emerging Companies Fund to the Fund.
Calendar Year Total Returns as of 12/31/15 (Class I)
Best Quarter: 22.17% (4th Quarter 2011)
Worst Quarter: -24.75% (4th Quarter 2008)
Year-to-Date (as of 6/30/16): 4.48%

10	AMG Funds

Summary of The Funds

Average Annual Total Returns as of 12/31/15
AMG Managers Cadence Emerging Companies Fund	1 Year	5 Years	10 Years
Class I Return Before Taxes	6.23%	13.21%	7.68%
Class I Return After Taxes on Distributions	6.23%	13.21%	7.26%
Class I Return After Taxes on Distributions and Sale of Fund Shares	3.53%	10.60%	6.17%
Class S Return Before Taxes	5.96%	12.92%	7.41%
Russell Microcap® Growth Index (reflects no deduction for fees, expenses, or taxes)	-3.85%	10.08%	5.74%
Russell 2000® Growth Index (reflects no deduction for fees, expenses, or taxes)	-1.38%	10.67%	7.95%
After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-advantaged arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class I shares only, and after-tax returns for Class S shares will vary.
Portfolio Management
Investment Manager
AMG Funds LLC
Subadvisor
Cadence Capital Management LLC
Portfolio Managers
William B. Bannick
Managing Director and Chief Compliance Officer of Cadence;
Portfolio Manager of the Fund since 1993.
Robert L. Fitzpatrick
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2004.
Michael J. Skillman
Managing Director and Chief Executive Officer of Cadence;
Portfolio Manager of the Fund since 2006.
Robert E. Ginsberg
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2011.
Stephen C. Demirjian
Portfolio Manager and Managing Director of Cadence;
Portfolio Manager of the Fund since 2012.
Buying and Selling Fund Shares
Initial Investment Minimum
Class S
Regular Account: $2,000
Individual Retirement Account: $1,000
Class I
Regular Account: $100,000
Individual Retirement Account: $50,000
Additional Investment Minimum
Class S and Class I (all accounts): $100
TRANSACTION POLICIES
You may purchase or sell your shares of the Fund any day that the New York Stock Exchange is open for business, either through your registered investment professional or directly with the Fund. Shares may be purchased, sold or exchanged by mail at the address listed below, by phone at 800.548.4539, online at www.amgfunds.com, or by bank wire (if bank wire instructions are on file for your account).
AMG Funds
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9769
Providence, RI 02940-9769
Tax Information
The Fund intends to make distributions that are taxable to you as ordinary income, qualified dividend income or capital gains, except when your investment is in an IRA, 401(k), or other tax-advantaged investment plan. By investing in the Fund through such a plan, you will not be subject to tax on distributions from the Fund so long as the amounts distributed remain in the plan, but you will generally be taxed upon withdrawal of monies from the plan.
Payments to Broker-Dealers and Other Financial Intermediaries
If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies, including the Investment Manager, AMG Distributors, Inc. (the “Distributor”) and the Subadvisor, may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

AMG Funds	11

Additional Information About the Funds

AMG Managers Cadence Capital Appreciation Fund
This Fund will invest primarily in the securities and instruments as described in the summary section of the Fund’s Prospectus. This section contains additional information about the Fund’s investment strategies and the investment techniques utilized by the Subadvisor in managing the Fund, and also additional information about the Fund's expenses and performance.
ADDITIONAL INFORMATION ABOUT THE FUND'S PRINCIPAL INVESTMENT STRATEGIES
The Subadvisor’s GARP philosophy seeks to select large-cap securities that the Subadvisor believes have strong growth potential, and are reasonably priced. Using a blend of growth and value investing strategies, the Fund seeks large-cap growth stocks that the Subadvisor feels are fairly valued by the market. This focus on growth potential, with attention to price, can help protect the Fund from the risk of buying overvalued stocks.
The Subadvisor re-ranks the universe frequently and seeks to consistently achieve a favorable balance of growth and value characteristics for the Fund. The Subadvisor may look to sell a stock when company or industry fundamentals deteriorate, when it has negative earnings surprises, or when company management lowers expectations or guidance for sales or earnings. A position may also be reduced if the team believes its weighting should be reduced or if an alternative investment is deemed to be more attractive. The Subadvisor may interview company management in making investment decisions.
WHERE THIS FUND FITS AS PART OF YOUR ASSET ALLOCATION
In selecting a mutual fund, one should consider its overall fit within an asset allocation plan. This Fund may be appropriate as part of your overall investment allocation if you are:
•	Looking to gain exposure to high quality, U.S. companies.
•	Seeking long-term growth of capital.
•	Willing to accept a higher degree of risk for the opportunity of higher potential returns.
•	Willing to accept short-term volatility of returns.
PORTFOLIO MANAGERS
William B. Bannick
Managing Director and Chief Compliance Officer
Robert L. Fitzpatrick
Portfolio Manager and Managing Director
Michael J. Skillman
Managing Director and Chief Executive Officer
Robert E. Ginsberg
Portfolio Manager and Managing Director
Stephen C. Demirjian
Portfolio Manager and Managing Director
See “Fund Management” below for more information on the portfolio managers.

12	AMG Funds

Additional Information About the Funds

AMG Managers Cadence Capital Appreciation Fund (CONTINUED)
ADDITIONAL INFORMATION ABOUT THE FUND'S EXPENSES AND PERFORMANCE
Under “Fees and Expenses of the Fund” in the Fund’s summary section, because Class I and Class N shares are each authorized to pay up to 0.15% in shareholder servicing fees, Total Annual Fund Operating Expenses and Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements may fluctuate from year-to-year based on the actual amount of shareholder servicing fees incurred. Shareholder servicing fees paid by Class I and Class N shares are reflected in “Other Expenses” in the Annual Fund Operating Expenses table for such classes. Please see “Choosing a Share Class” for more information on the Fund’s shareholder servicing fees.
Under “Performance” in the Fund’s summary section, the performance information shown includes, for periods prior to September 27, 2010, performance of the predecessor to the Fund, the Allianz CCM Capital Appreciation Fund, a series of Allianz Funds (the “Capital Appreciation Predecessor Fund”), which was reorganized into the Fund on September 27, 2010, and was managed by Cadence with the same investment objective and substantially similar investment policies as those of the Fund.
The performance information assumes that all dividend and capital gain distributions have been reinvested for the Fund and, where applicable, for the Index shown in the table. Effective as of October 1, 2016, the Fund has renamed the Investor Class shares of the Fund as Class N shares, the Service Class shares of the Fund as Class I shares and the Institutional Class shares of the Fund as Class Z shares. The information in the bar chart is for Class Z shares of the Fund. Class I and Class N shares would have similar annual returns as Class Z shares because such classes are invested in the same portfolio of securities. Annual returns for the various share classes would differ only to the extent that the classes have different expenses. The performance information for Class N shares of the Fund for periods prior to December 1, 2012, does not reflect the impact of the sales charges (loads) that were in effect until December 1, 2012. The performance information also reflects the impact of the Fund’s contractual expense limitations in effect during the periods shown, if any. If the Investment Manager or the Capital Appreciation Predecessor Fund’s investment manager, as applicable, had not agreed to limit expenses, returns would have been lower.
As discussed under “Fees and Expenses of the Fund” in the Fund’s summary section, the Investment Manager has contractually agreed, through at least October 1, 2017, to waive management fees and/or reimburse the Fund’s expenses in order to limit Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of taxes, interest (including interest incurred in connection with bank and custody overdrafts), shareholder servicing fees, distribution and service (12b-1) fees, brokerage commissions and other transaction costs, acquired fund fees and expenses, and extraordinary expenses) of the Fund to the annual rate of 0.72% of the Fund’s average daily net assets, subject to later reimbursement by the Fund in certain circumstances. In general, for a period of up to 36 months from the time of any waiver, reimbursement, or payment pursuant to the Fund’s contractual expense limitation, the Investment Manager may recover from the Fund fees waived and expenses paid to the extent that such repayment would not cause the Fund’s Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of the items noted in the parenthetical above) to exceed the contractual expense limitation amount. The contractual expense limitation may only be terminated in the event the Investment Manager or a successor ceases to be the investment manager of the Fund or a successor fund, by mutual agreement between the Investment Manager and the AMG Funds III Board of Trustees or in the event of the Fund’s liquidation unless the Fund is reorganized or is a party to a merger in which the surviving entity is successor to the accounting and performance information of the Fund.

AMG Funds	13

Additional Information About the Funds

AMG Managers Cadence Mid Cap Fund
This Fund will invest primarily in the securities and instruments as described in the summary section of the Fund’s Prospectus. This section contains additional information about the Fund’s investment strategies and the investment techniques utilized by the Subadvisor in managing the Fund, and also additional information about the Fund's expenses and performance.
ADDITIONAL INFORMATION ABOUT THE FUND'S PRINCIPAL INVESTMENT STRATEGIES
The Subadvisor’s GARP philosophy seeks to select mid-cap securities that the Subadvisor believes have strong growth potential, and are reasonably priced. Using a blend of growth and value investing strategies, the Fund seeks mid-cap growth stocks that the Subadvisor feels are fairly valued by the market. This focus on growth potential, with attention to price, can help protect the Fund from the risk of buying overvalued stocks.
The Subadvisor re-ranks the universe frequently and seeks to consistently achieve a favorable balance of growth and value characteristics for the Fund. The Subadvisor may look to sell a stock when company or industry fundamentals deteriorate, when it has negative earnings surprises, or when company management lowers expectations or guidance for sales or earnings. A position may also be reduced if the team believes its weighting should be reduced or if an alternative investment is deemed to be more attractive. The Subadvisor may interview company management in making investment decisions.
Under normal circumstances, the Fund seeks to achieve its investment objective by investing at least 80% of its net assets (plus borrowings made for investment purposes) in common stocks of U.S. companies with medium market capitalizations. The Fund will not change this policy unless the Fund provides shareholders with the notice required by Rule 35d-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), as it may be amended or interpreted by the Securities and Exchange Commission (the “SEC”) from time to time.
WHERE THIS FUND FITS AS PART OF YOUR ASSET ALLOCATION
In selecting a mutual fund, one should consider its overall fit within an asset allocation plan. This Fund may be appropriate as part of your overall investment allocation if you are:
•	Looking to gain exposure to mid-sized, high quality, U.S. companies.
•	Seeking long-term growth of capital.
•	Willing to accept a higher degree of risk for the opportunity of higher potential returns.
•	Willing to accept short-term volatility of returns.
ADDITIONAL INFORMATION ABOUT THE FUND'S EXPENSES AND PERFORMANCE
Under “Fees and Expenses of the Fund” in the Fund’s summary section, because Class N and Class I shares are each authorized to pay up to 0.15% in shareholder servicing fees, Total Annual Fund Operating Expenses may fluctuate from year-to-year based on the actual amount of shareholder servicing fees incurred. Shareholder servicing fees paid by Class I and Class N shares are reflected in “Other Expenses” in the Annual Fund Operating Expenses table for such classes. Please see “Choosing a Share Class” for more information on the Fund’s shareholder servicing fees.
Under “Performance” in the Fund’s summary section, the performance information shown includes, for periods prior to September 27, 2010, performance of the predecessor to the Fund, the Allianz CCM Mid-Cap Fund, a series of Allianz Funds (the “Mid-Cap Predecessor Fund”), which was reorganized into the Fund on September 27, 2010, and was managed by Cadence with the same investment objective and substantially similar investment policies as those of the Fund.
The performance information assumes that all dividend and capital gain distributions have been reinvested for the Fund and, where applicable, for the Index shown in the table. Effective as of October 1, 2016, the Fund has renamed the Investor Class shares of the Fund as Class N
PORTFOLIO MANAGERS
William B. Bannick
Managing Director and Chief Compliance Officer
Robert L. Fitzpatrick
Portfolio Manager and Managing Director
Michael J. Skillman
Managing Director and Chief Executive Officer
Robert E. Ginsberg
Portfolio Manager and Managing Director
Stephen C. Demirjian
Portfolio Manager and Managing Director
Portfolio Manager See “Fund Management” below for more information on the portfolio managers.

14	AMG Funds

Additional Information About the Funds

AMG Managers Cadence Mid Cap Fund (CONTINUED)
shares, the Service Class shares of the Fund as Class I shares and the Institutional Class shares of the Fund as Class Z shares. The information in the bar chart is for Class Z shares of the Fund. Class I and Class N shares would have similar annual returns as Class Z shares because such classes are invested in the same portfolio of securities. Annual returns for the various share classes would differ only to the extent that the classes have different expenses. The performance information for Class N shares of the Fund for periods prior to December 1, 2012, does not reflect the impact of the sales charges (loads) that were in effect until December 1, 2012. The performance information also reflects the impact of the Fund’s contractual expense limitations in effect during the periods shown, if any. If the Investment Manager or the Mid-Cap Predecessor Fund’s investment manager, as applicable, had not agreed to limit expenses, returns would have been lower.
The Investment Manager has contractually agreed, through at least October 1, 2017, to waive management fees and/or reimburse the Fund’s expenses in order to limit total annual operating expenses (exclusive of taxes, interest (including interest incurred in connection with bank and custody overdrafts), shareholder servicing fees, distribution and service (12b-1) fees, brokerage commissions and other transaction costs, acquired fund fees and expenses, and extraordinary expenses) of the Fund to the annual rate of 0.72% of the Fund’s average daily net assets, subject to later reimbursement by the Fund in certain circumstances. In general, for a period of up to 36 months from the time of any waiver, reimbursement, or payment pursuant to the Fund’s contractual expense limitation, the Investment Manager may recover from the Fund fees waived and expenses paid to the extent that such repayment would not cause the Fund’s total annual operating expenses (exclusive of the items noted in the parenthetical above) to exceed the contractual expense limitation amount. The contractual expense limitation may only be terminated in the event the Investment Manager or a successor ceases to be the investment manager of the Fund or a successor fund, by mutual agreement between the Investment Manager and the AMG Funds III Board of Trustees or in the event of the Fund’s liquidation unless the Fund is reorganized or is a party to a merger in which the surviving entity is successor to the accounting and performance information of the Fund.

AMG Funds	15

Additional Information About the Funds

AMG Managers Cadence Emerging Companies Fund
This Fund will invest primarily in the securities and instruments as described in the summary section of the Fund’s Prospectus. This section contains additional information about the Fund’s investment strategies and the investment techniques utilized by the Subadvisor in managing the Fund, and also additional information about the Fund's expenses and performance.
ADDITIONAL INFORMATION ABOUT THE FUND'S PRINCIPAL INVESTMENT STRATEGIES
The Subadvisor’s GARP philosophy seeks to select small-cap securities that the Subadvisor believes have strong growth potential, and are reasonably priced. Using a blend of growth and value investing strategies, the Fund seeks small-cap growth stocks that the Subadvisor feels are fairly valued by the market. This focus on growth potential, with attention to price, can help protect the Fund from the risk of buying overvalued stocks.
The Subadvisor re-ranks the universe frequently and seeks to consistently achieve a favorable balance of growth and value characteristics for the Fund. The Subadvisor may look to sell a stock when company or industry fundamentals deteriorate, when it has negative earnings surprises, or when company management lowers expectations or guidance for sales or earnings. A position may also be reduced if the team believes its weighting should be reduced or if an alternative investment is deemed to be more attractive. The Fund expects to invest a substantial portion of its assets in the securities of companies with smaller market capitalizations, as described above, and may invest in securities issued in initial public offerings (IPOs). The Subadvisor may interview company management in making investment decisions.
Under normal circumstances, the Fund seeks to achieve its investment objective by investing at least 80% of its net assets in “emerging companies,” as that term is defined under “Principal Investment Strategies” in the Fund’s summary section. The Fund will not change this policy unless the Fund provides shareholders with the notice required by Rule 35d-1 under the 1940 Act, as it may be amended or interpreted by the SEC from time to time.
WHERE THIS FUND FITS AS PART OF YOUR ASSET ALLOCATION
In selecting a mutual fund, one should consider its overall fit within an asset allocation plan. This Fund may be appropriate as part of your overall investment allocation if you are:
•	Looking to gain exposure to small-sized, high quality, U.S. companies.
•	Seeking long-term growth of capital.
•	Willing to accept a higher degree of risk for the opportunity of higher potential returns.
•	Willing to accept short-term volatility of returns.
ADDITIONAL INFORMATION ABOUT THE FUND'S EXPENSES AND PERFORMANCE
Under “Fees and Expenses of the Fund” in the Fund’s summary section, because the Class S shares are authorized to pay up to 0.25% in shareholder servicing fees, Total Annual Fund Operating Expenses and Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements may fluctuate from year-to-year based on the actual amount of shareholder servicing fees incurred. Shareholder servicing fees paid by Class S shares are reflected in “Other Expenses” in the Annual Fund Operating Expenses table for such class. Please see “Choosing a Share Class” for more information on the Fund’s shareholder servicing fees.
Under “Performance” in the Fund’s summary section, the performance information shown includes, for periods prior to September 27, 2010, performance of the predecessor to the Fund, the Allianz CCM Emerging Companies Fund, a series of Allianz Funds (the “Emerging Companies Predecessor Fund”), which was reorganized into the Fund on September 27, 2010, and was managed by Cadence with the same investment objective and substantially similar investment policies as those of the Fund.
PORTFOLIO MANAGERS
William B. Bannick
Managing Director and Chief Compliance Officer
Robert L. Fitzpatrick
Portfolio Manager and Managing Director
Michael J. Skillman
Managing Director and Chief Executive Officer
Robert E. Ginsberg
Portfolio Manager and Managing Director
Stephen C. Demirjian
Portfolio Manager and Managing Director
See “Fund Management” below for more information on the portfolio managers.

16	AMG Funds

Additional Information About the Funds

AMG Managers Cadence Emerging Companies Fund (CONTINUED)
The performance information assumes that all dividend and capital gain distributions have been reinvested for the Fund and, where applicable, for the indices shown in the table. Effective as of October 1, 2016, the Fund has renamed the Service Class shares of the Fund as Class S shares and the Institutional Class shares of the Fund as Class I shares. The information in the bar chart is for Class I shares of the Fund. Class S shares would have similar annual returns as Class I shares because both classes are invested in the same portfolio of securities. Annual returns for Class I and Class S shares would differ only to the extent that the classes have different expenses. The performance information also reflects the impact of the Fund’s contractual expense limitations in effect during the periods shown, if any. If the Investment Manager or the Emerging Companies Predecessor Fund’s investment manager, as applicable, had not agreed to limit expenses, returns would have been lower.
As discussed under “Fees and Expenses of the Fund” in the Fund’s summary section, the Investment Manager has contractually agreed, through at least October 1, 2017, to waive management fees and/or reimburse the Fund’s expenses in order to limit Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of taxes, interest (including interest incurred in connection with bank and custody overdrafts), shareholder servicing fees, distribution and service (12b-1) fees, brokerage commissions and other transaction costs, acquired fund fees and expenses, and extraordinary expenses) of the Fund to the annual rate of 1.42% of the Fund’s average daily net assets, subject to later reimbursement by the Fund in certain circumstances. In general, for a period of up to 36 months from the time of any waiver, reimbursement, or payment pursuant to the Fund’s contractual expense limitation, the Investment Manager may recover from the Fund fees waived and expenses paid to the extent that such repayment would not cause the Fund’s Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursements (exclusive of the items noted in the parenthetical above) to exceed the contractual expense limitation amount. The contractual expense limitation may only be terminated in the event the Investment Manager or a successor ceases to be the investment manager of the Fund or a successor fund, by mutual agreement between the Investment Manager and the AMG Funds III Board of Trustees or in the event of the Fund’s liquidation unless the Fund is reorganized or is a party to a merger in which the surviving entity is successor to the accounting and performance information of the Fund.

AMG Funds	17

Additional Information About the Funds

Summary of the Funds’ Principal Risks
This section presents more detailed information about each Fund’s risks as described in the summary section of the Fund’s Prospectus. The risks are described in alphabetical order and not in the order of importance or potential exposure. The Funds may not be subject to all of the risks below, and not all Funds invest in the types of instruments mentioned. Please see each Fund’s summary section for a description of the Fund’s risks and the types of instruments in which the Fund invests. All Funds could be subject to additional risks because the types of investments they make and market conditions may change over time.
All investments involve some type and level of risk. There is the risk that you will lose money on your investment. Before you invest, please make sure that you have read, and understand, the risk factors that apply to the Funds.
GROWTH STOCK RISK
(All Funds)
The prices of equity securities of companies that are expected to experience relatively rapid earnings growth, or “growth stocks,” may be more sensitive to changes in current or expected earnings than other types of stocks and tend to be more volatile than the market in general. Growth stocks may underperform value stocks and stocks in other broad style categories (and the stock market as a whole) during given periods.
HIGH portfolio turnover RISK
(AMG Managers Cadence Mid Cap Fund and AMG Managers Cadence Emerging Companies Fund)
Each Fund may engage in active and frequent trading of portfolio securities. A portfolio turnover rate greater than 100% would indicate that the Fund sold and replaced the entire value of its securities holdings during the previous one-year period. Higher portfolio turnover may result in increased transaction costs to the Fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. These costs related to increased portfolio turnover may adversely affect Fund performance, and the sale of securities by the Fund may increase a shareholder’s tax liability.
LARGE-CAPITALIZATION STOCK RISK
(AMG Managers Cadence Capital Appreciation Fund)
Large-capitalization companies tend to compete in mature product markets and do not typically experience the level of sustained growth of smaller companies and companies competing in less mature product markets. Also, large-capitalization companies may be unable to respond as quickly as smaller companies to competitive challenges or changes in business, product, financial, or other market conditions. For these and other reasons, a fund that invests in large-capitalization companies may underperform other stock funds (such as funds that focus on the stocks of small- and medium-capitalization companies) when stocks of large-capitalization companies are out of favor.
LIQUIDITY RISK
(AMG Managers Cadence Emerging Companies Fund)
Liquidity risk is the risk that the Fund may not be able to dispose of investments readily at favorable times or prices. For example, investments in non-U.S. investments, restricted securities, securities having small market capitalizations, and securities having substantial market and/or credit and counterparty risk tend to involve greater liquidity risk. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as a rising interest rate environment. In such cases, the Fund, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may decline in value or be unable to achieve its desired level of exposure to a certain issuer or sector.
ManagEment RISK
(All Funds)
The Funds are subject to management risk because they are actively managed investment portfolios. Management risk is the chance that security selection or focus on securities in a particular style, market sector or group of companies will cause a Fund to incur losses or underperform relative to its benchmarks or other funds with a similar investment objective. Each Fund’s Subadvisor will apply its investment techniques and risk analyses in making investment decisions for each Fund, but there can be no guarantee that these will produce the desired result.
MARKET RISK
(All Funds)
Market prices of investments held by a Fund may fall rapidly or unpredictably and will rise and fall due to changing economic, political, or market conditions or in response to events that affect particular industries or companies. The value of your investment could go up or down depending on market conditions. Equity investments generally have greater price volatility than fixed income investments, although under certain market conditions fixed income investments may have comparable or greater price volatility. Since foreign investments trade on different markets, which have different supply and demand characteristics, their prices are not as closely linked to the U.S. markets. Foreign securities markets have their own market risks, and they may be more or less volatile than U.S. markets and may move in different directions.
MID-CAPITALIZATION STOCK RISK
(AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund)
The stocks of mid-capitalization companies may involve more risk than the stocks of larger, more established companies because they often have greater price volatility, lower trading volume, and less liquidity. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources, and less competitive strength than larger companies. A fund that invests in mid-capitalization companies may underperform other

18	AMG Funds

Additional Information About the Funds

Summary of the Funds’ Principal Risks (CONTINUED)
stock funds (such as large-company stock funds) when stocks of mid–capitalization companies are out of favor.
REAL ESTATE INDUSTRY RISK
(All Funds)
The stock prices of companies in the real estate industry, including REITs, are typically sensitive to changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, as well as the management skill and creditworthiness of the issuer. Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws that could negatively affect their value. These factors may reduce the value of the Fund's investments in REITs and the real estate industry.
SECTOR RISK
(All Funds)
Issuers and companies that are in similar industry sectors may be similarly affected by particular economic or market events. As a result, a Fund’s performance could be more volatile than the performance of a fund that is more diversified across industry sectors. Stocks in the information technology sector currently, and may in the future, comprise a significant portion of each Fund’s portfolio. Stocks in the health care sector currently, and may in the future, comprise a significant portion of AMG Managers Cadence Emerging Companies Fund’s portfolio. The information technology industries may be affected by technological obsolescence, short product cycles, falling prices and profits, competitive pressures and general market conditions. Companies in the health care sector may be affected by technological obsolescence, changes in regulatory approval policies for drugs, medical devices or procedures and changes in governmental and private payment systems.
Small- and Micro-Capitalization Stock Risk
(AMG Managers Cadence Emerging Companies Fund)
The stocks of small- and micro-capitalization companies and emerging companies may involve more risk than the stocks of larger, more established companies because they often have greater price volatility, lower trading volume, and less liquidity. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources, and less competitive strength than larger companies. A fund that invests in small- and micro-capitalization companies may underperform other stock funds (such as medium- and large-company stock funds) when stocks of small- and micro-capitalization companies are out of favor.
Other Important Information About the Funds and their Investment Strategies and Risks

In addition to the principal investment strategies described in this Prospectus, the Funds may also make other types of investments, and, therefore, may be subject to other risks. Some of these risks are described in the Funds' Statement of Additional Information, dated October 1, 2016, as supplemented from time to time (the “SAI”).
INVESTMENT OBJECTIVES
Each Fund’s investment objective may be changed without shareholder approval and without prior notice.
TEMPORARY DEFENSIVE MEASURES
From time to time, each Fund may invest a portion of its assets in money market securities, cash, or cash equivalents as a temporary defensive measure in response to adverse market, economic, political or other conditions. These temporary defensive measures may be inconsistent with each Fund’s investment objective and principal investment strategies. Each Fund may not be able to achieve its stated investment objective while taking these defensive measures.
PORTFOLIO TURNOVER
Each Fund may sell any security when it believes the sale is consistent with the Fund’s investment strategies and in the Fund’s best interest to do so. This may result in active and frequent trading of portfolio securities. A portfolio turnover rate greater than 100% would indicate that the Fund sold and replaced the entire value of its securities holdings during the previous one-year period. Higher portfolio turnover may adversely affect Fund performance by increasing Fund transaction costs and may increase your tax liability.
PORTFOLIO HOLDINGS
A description of the policies and procedures with respect to the disclosure of each Fund’s portfolio securities is available in the Funds' SAI, which is available on the Funds' website at www.amgfunds.com.

Fund Management

Each Fund is a series of AMG Funds III, a Massachusetts business trust (the “Trust”). The Trust is part of the AMG Funds Family of Funds, a mutual fund family comprised of different funds, each having distinct investment management objectives, strategies, risks, and policies.

AMG Funds	19

Additional Information About the Funds

Fund Management (CONTINUED)
The Investment Manager, located at 600 Steamboat Road, Suite 300, Greenwich, Connecticut 06830, is a subsidiary of Affiliated Managers Group, Inc. (“AMG”), located at 777 South Flagler Drive, West Palm Beach, Florida 33401. The Investment Manager serves as investment manager and administrator to the Funds and is responsible for the Funds' overall administration and operations. The Investment Manager also monitors the performance, security holdings, and investment strategies of the Subadvisor to each Fund. The Distributor, a wholly owned subsidiary of the Investment Manager, serves as the Funds' distributor. Except for distribution and shareholder service (12b-1) fees, the Distributor receives no compensation from the Funds for its services as distributor.
Pursuant to an exemptive order issued by the SEC, each Fund participates in a manager of managers structure whereby the Investment Manager serves as the investment manager of each Fund and selects and recommends to the Funds' Board of Trustees investment subadvisors to manage each Fund’s investment portfolio. Under the terms of this exemptive order, the Investment Manager is able, subject to certain conditions and oversight by the Funds' Board of Trustees but without shareholder approval, to hire or change the contract terms of unaffiliated subadvisors for the Funds. The Investment Manager, subject to oversight by the Trustees, has ultimate responsibility to oversee the subadvisors and recommend their hiring, termination, and replacement. Shareholders of a Fund continue to have the right to terminate such subadvisory agreements for a Fund at any time by a vote of a majority of the outstanding voting securities of the Fund.
Cadence, located at 265 Franklin Street, 4th Floor, Boston, Massachusetts 02110, provides advisory services to mutual funds and institutional accounts. Cadence Capital Management Corporation, the predecessor investment adviser to Cadence, commenced operations in 1988. As of May 31, 2016, accounts managed by Cadence had combined assets of approximately $4.0 billion. Cadence is wholly owned by Pacific Asset Advisors LLC.
AMG MANAGERS CADENCE CAPITAL APPRECIATION FUND
AMG MANAGERS CADENCE MID CAP FUND
AMG MANAGERS CADENCE EMERGING COMPANIES FUND
William B. Bannick, Robert L. Fitzpatrick, Michael J. Skillman, Robert E. Ginsberg and Stephen C. Demirjian are jointly and primarily responsible for the day-to-day management of each Fund’s portfolio. The portfolio managers make investment decisions for each Fund’s portfolio using a consensus approach. Mr. Bannick is a Managing Director and Chief Compliance Officer at Cadence. Mr. Bannick is a research generalist and Senior Portfolio Manager for the Cadence team. He also manages separately managed equity accounts for various Cadence institutional clients. Mr. Bannick joined Cadence in 1992. Mr. Fitzpatrick is a Managing Director and Portfolio Manager at Cadence. Mr. Fitzpatrick is a research generalist and began with Cadence covering the hardware side of the technology industry, including semiconductors, computers, other equipment and telecommunications. Mr. Fitzpatrick joined Cadence in 1999. Mr. Skillman is a Managing Director and Chief Executive Officer at Cadence. Mr. Skillman joined Cadence in 1994. Mr. Ginsberg is a Portfolio Manager at Cadence, a position he has held since August 2011, and a Managing Director at Cadence. Previously, Mr. Ginsberg served as a Senior Analyst at INVESCO from September 2008 to July 2011. Mr. Ginsberg was also a Managing Director and Portfolio Manager at Putnam Investments from August 2004 to January 2008. Mr. Demirjian is a Portfolio Manager at Cadence, a position he has held since May 2012, and a Managing Director at Cadence. Mr. Demirjian first joined Cadence Integrity Partners LLC (“CIP”), a subsidiary of Cadence, in November 2010 as Senior Portfolio Manager, Director of Alternative Investments. Previously, Mr. Demirjian was also a Senior Vice President at Columbia Management from September 2009 to November 2010. Mr. Demirjian was also the Founder and Chief Executive Officer at Integrity Capital Management from August 1999 to September 2009. The table located at the end of this section describes when each portfolio manager began managing each Fund, and its Predecessor Fund.
Each of AMG Managers Cadence Capital Appreciation Fund, AMG Managers Cadence Mid Cap Fund and AMG Managers Cadence Emerging Companies Fund is obligated by its investment management contract to pay an annual management fee to the Investment Manager of 0.45%, 0.45%, and 1.25%, respectively, of the average daily net assets of each Fund. The Investment Manager, in turn, pays a portion of this fee to Cadence for its services as Subadvisor.
Under a separate Administration Agreement with the Funds, the Investment Manager provides a variety of administrative services to the Funds and receives an administrative fee from each Fund for these services of 0.15% of such Fund’s average daily net assets.
ADDITIONAL INFORMATION
A discussion regarding the basis for the Board of Trustees approving the Investment Management Agreement with respect to the Funds between the Trust and the Investment Manager and the Subadvisory Agreement between the Investment Manager and Cadence is available in the Funds’ Semi-Annual Report to Shareholders for the period ended November 30.
Additional information regarding other accounts managed by the portfolio managers, their compensation and ownership of Fund shares is available in the Funds’ SAI.

20	AMG Funds

Additional Information About the Funds

Fund Management (CONTINUED)
Fund Name	Portfolio Manager	Managed Fund Since	Managed Predecessor Fund Since
AMG Managers Cadence Capital Appreciation Fund	William Bannick Robert L. Fitzpatrick Michael J. Skillman Robert E. Ginsberg Stephen C. Demirjian	September 2010 September 2010 September 2010 August 2011 May 2012	1992 2004 2006 N/A N/A
AMG Managers Cadence Mid Cap Fund	William Bannick Robert L. Fitzpatrick Michael J. Skillman Robert E. Ginsberg Stephen C. Demirjian	September 2010 September 2010 September 2010 August 2011 May 2012	1992 2004 2006 N/A N/A
AMG Managers Cadence Emerging Companies Fund	William Bannick Robert L. Fitzpatrick Michael J. Skillman Robert E. Ginsberg Stephen C. Demirjian	September 2010 September 2010 September 2010 August 2011 May 2012	1993 (Since Inception) 2004 2006 N/A N/A
The Trustees of the Trust oversee generally the operations of the Funds and the Trust. The Trust enters into contractual arrangements with various parties, including, among others, the Funds’ investment manager, subadvisors, administrator, custodian, transfer agent, accountants and distributor, who provide services to the Funds. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Trust.
This Prospectus provides information concerning the Trust and the Funds that you should consider in determining whether to purchase shares of a Fund. None of this Prospectus, the SAI or any contract that is an exhibit to the Trust’s registration statement, is intended to, nor does it, give rise to an agreement or contract between the Trust or the Funds and any investor, or give rise to any contract or other rights in any individual shareholder, group of shareholders or other person other than any rights conferred explicitly by federal or state securities laws that may not be waived.

AMG Funds	21

Shareholder Guide

Your Account
You may invest in AMG Managers Cadence Capital Appreciation Fund or AMG Managers Cadence Mid Cap Fund by purchasing Class Z, Class I or Class N shares. You may invest in AMG Managers Cadence Emerging Companies Fund by purchasing either Class S or Class I shares. Each class of shares is subject to different types and levels of expenses and minimum initial investment amounts, as described below.
The Class N shares of AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund are subject to the expenses of a 12b-1 plan of distribution adopted by the Board of Trustees, and certain classes of shares of the Funds bear shareholder servicing fees in different amounts. Because each class bears fees and expenses in different amounts, the NAV per share of the classes may differ. In all other material respects, Class Z, Class I, Class S and Class N shares are the same, each share representing a proportionate interest in a Fund.
Each Fund and each class of shares is subject to a minimum initial investment amount, as described below.
Your purchase or redemption of Fund shares is based on each class’s share price. The price at which you purchase and redeem your shares is based on the NAV per share next determined after your purchase or redemption order is received on each day the New York Stock Exchange (the “NYSE”) is open for trading. The NAV per share of each class of shares of a Fund is equal to the class’s net worth (assets minus liabilities) divided by the number of shares outstanding for that class. The NAV for each class is calculated at the close of regular business of the NYSE, usually 4:00 p.m. New York time. Purchase orders received after 4:00 p.m. from certain processing organizations that have entered into contractual arrangements with the Funds will also receive that day’s offering price provided that the purchase orders the processing organization transmits to the Funds were received by the processing organization in proper form before 4:00 p.m. Likewise, redemption orders received after 4:00 p.m. from certain processing organizations that have entered into contractual arrangements with the Funds will also be redeemed at the NAV computed that day provided that the orders the processing organization transmits to the Funds were received by the processing organization in proper form before 4:00 p.m.
Current net asset values per share for each Fund are available on the Funds’ website at www.amgfunds.com.
Investments traded in foreign markets may trade when the NYSE is closed. Those investments are generally valued at the closing of the exchange where they are primarily traded. Foreign securities may trade on days when a Fund is not open for business, thus affecting the value of a Fund’s assets on days when Fund shareholders may not be able to buy or sell Fund shares.
FAIR VALUE POLICY
Each Fund’s investments are generally valued based on market quotations provided by third-party pricing services approved by the Board of Trustees of the Trust. Under certain circumstances, a Fund investment will be priced based on an evaluation of its fair value, according to procedures established by and under the general supervision of the Board of Trustees. Each Fund may use the fair value of a portfolio investment to calculate its NAV in the event that the market quotation, price or market based valuation for the portfolio investment is not deemed to be readily available or otherwise not determinable pursuant to the Board of Trustees’ valuation procedures, if the Investment Manager believes the quotation, price or market based valuation to be unreliable, or in certain other circumstances.
Portfolio investments that trade primarily on foreign markets are priced based upon the market quotation of such securities as of the close of their respective principal markets. Unless a foreign equity security is fair valued, if there are no reported sales for such security on the valuation date, it may be valued at the last quoted bid price or the mean between the last quoted bid and ask prices. The Board of Trustees has adopted a policy that securities held in a Fund that can be fair valued by the applicable fair value pricing service are fair valued on each business day provided that each individual price exceeds a pre-established confidence level.
Each Fund may invest in securities that may be thinly traded. The Board of Trustees has adopted procedures to adjust prices of securities that are judged to be stale so that they reflect fair value. An investment valued on the basis of its fair value may be valued at a price higher or lower than available market quotations.

22	AMG Funds

Shareholder Guide

Choosing a Share Class
Investors can choose among the following share classes when investing in the Funds: Class N, Class S, Class I and Class Z. Not all share classes are available for each Fund.
The classes differ in the way that they deal with Fund expenses. When choosing a share class, it is important to consider these three factors:
•	The amount you plan to invest;
•	Your investment objectives; and
•	The expenses and charges for the class.
We recommend that you discuss your investment goals and choices with your financial professional to determine which share class is right for you.
Class N Shares
AMG Managers Cadence Capital Appreciation Fund
AMG Managers Cadence Mid Cap Fund
Class N shares have no up-front sales charges or deferred sales charges. Your entire amount invested purchases Fund shares at the Class N’s NAV. Shareholders may bear shareholder servicing fees of up to 0.15% for shareholder servicing provided by financial intermediaries, such as broker-dealers (including fund supermarket platforms), banks, and trust companies. See "Investing Through an Intermediary" below for more information on shareholder servicing fees paid to financial intermediaries. Shareholders of Class N shares of each Fund also pay distribution (12b-1) fees of 0.25%. See below for more information on 12b-1 fees.
Class S Shares
AMG Managers Cadence Emerging Companies Fund
Class S shares have no up-front sales charges or deferred sales charges. Your entire amount invested purchases Fund shares at the Class S’s NAV. Shareholders may bear shareholder servicing fees of up to 0.25% for shareholder servicing provided by financial intermediaries, such as broker-dealers (including fund supermarket platforms), banks, and trust companies. See “Investing Through an Intermediary” below for more information on shareholder servicing fees paid to financial intermediaries. The Class S shares do not pay distribution (12b-1) fees.
Class I Shares
All Funds
Class I shares have no up-front sales charges or deferred sales charges. Your entire amount invested purchases Fund shares at the Class I’s NAV. Shareholders of Class I shares of AMG Managers Cadence Emerging Companies Fund do not bear shareholder servicing fees for shareholder servicing provided by financial intermediaries, such as broker-dealers (including fund supermarket platforms), banks and trust companies. Shareholders of AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund may bear shareholder servicing fees of up to 0.15% for shareholder servicing provided by financial intermediaries, such as broker-dealers (including fund supermarket platforms), banks, and trust companies. See “Investing Through an Intermediary” below for more information on shareholder servicing fees paid to financial intermediaries. The Class I shares do not pay distribution (12b-1) fees.
Class Z Shares
AMG Managers Cadence Capital Appreciation Fund
AMG Managers Cadence Mid Cap Fund
Class Z shares have no up-front sales charges or deferred sales charges. Your entire amount invested purchases Fund shares at the Class Z’s NAV per share. Shareholders do not bear shareholder servicing fees for shareholder servicing provided by financial intermediaries, such as broker-dealers (including fund supermarket platforms), banks and trust companies. See “Investing Through an Intermediary” below for more information on shareholder servicing fees paid to financial intermediaries. The Class Z shares do not pay distribution (12b-1) fees.

Investing Through an Intermediary

If you invest through a third party such as a bank, broker-dealer (including through a fund supermarket platform), trust company or other financial intermediary (each of the above, a “Financial Intermediary”), rather than directly with the Funds, certain purchase and redemption policies, fees, and minimum investment amounts may differ from those described in this Prospectus. Many, if not all, of these Financial Intermediaries may receive various forms of compensation in connection with the sale of Fund shares and/or the servicing of shareholder accounts. Such compensation from the Funds may include receipt of distribution (12b-1) fees and/or shareholder servicing fees. For more information on 12b-1 fees, see “Distribution and Service (12b-1) Fees” below. With respect to the payment of shareholder servicing fees, shareholder servicing fees are paid out of the assets of the Class N shares of AMG Managers
Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund, Class S shares of AMG Managers Cadence Emerging Companies Fund, Class I shares of AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund, and Class Z shares of AMG Managers Cadence Mid Cap Fund on an ongoing basis for the receipt of certain shareholder services from Financial Intermediaries (including through fund supermarket platforms), including account maintenance, transaction processing and customer liaison services, and will increase the cost to shareholders who invest in such share classes. These payments are made pursuant to written agreements between the Financial Intermediaries and the Investment Manager, the Distributor and/or the Funds.

AMG Funds	23

Shareholder Guide

Investing Through an Intermediary (CONTINUED)
The Investment Manager and/or the Distributor may pay additional compensation (directly out of their own resources and not as an expense of a Fund) to certain affiliated or unaffiliated Financial Intermediaries in connection with the sale, including distribution, marketing and promotional services, or retention of Fund shares and/or shareholder servicing. To the extent permitted by SEC and Financial Industry Regulatory Authority, Inc. rules and other applicable laws and regulations, the Investment Manager and the Distributor may make other payments or allow other promotional incentives to Financial Intermediaries. This compensation may provide such Financial Intermediaries with an incentive to favor sales of shares of a Fund over other investment options. Any such payments may be substantial; however, they will be made by the Investment Manager and/or the Distributor, as applicable, not by a Fund or its shareholders, and will not change the NAV or the price of a Fund’s shares.
You can find further details in the SAI about the payments made by the Investment Manager and/or the Distributor and the services provided by Financial Intermediaries. You can ask your Financial Intermediary for information about any payments it receives from the Investment Manager and/or the Distributor and any services it provides, as well as about fees and/or commissions it charges.
Distribution and Service (12b-1) Fees

AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund have adopted a Distribution and Service Plan (12b-1 Plan) for Class N shares of such Funds that allows the Funds to pay fees for selling and distributing Class N shares and for providing service to shareholders of Class N shares. The 12b-1 fees are paid to the Distributor to cover the Class N’s sales, marketing, and promotional expenses. Because 12b-1 fees are deducted from the net assets of Class N shares on an ongoing basis, they increase the cost of your investment the longer you hold it and will result in lower total returns and may end up costing you more than other types of fees. With respect to Class N shares, fees paid to the Distributor may not exceed 0.25% annually of the Class N average daily NAV.

Transaction Policies

OPENING YOUR ACCOUNT
You can set up your account either through a registered financial professional or on your own, by submitting your completed application to the Funds with your initial investment. Your account application must be in “good order” before we can process it; that is, the application must contain all of the information and documentation requested. Failing to provide what we request may delay the purchase date or cause us to reject your application and return your investment monies.
BUYING AND SELLING Fund SHARES
You may buy shares of the Funds once you set up an account. You also may buy additional shares or sell your shares any day that the NYSE is open for business. When you buy or sell Fund shares, the price is the NAV per share that is calculated after we receive your order in proper form. Each class's NAV is calculated at the close of regular trading on the NYSE, usually 4:00 p.m. New York time.
PROCESSING ORDERS
If you sell shares of the Funds, the Funds will send your check to the address we have on file for your account. A request to send a check to any other address or a third-party requires a signature medallion guarantee. If the sale of your shares follows a purchase by check, the Funds may hold the proceeds of your sale for up to 15 calendar days to ensure that the check has cleared. Automated Clearing House (“ACH”) transactions are also subject to a 15 calendar day holding period.

24	AMG Funds

Shareholder Guide

How to Buy or Sell Shares
	If you wish to open an account and buy shares*...	If you wish to add shares to your account*...	If you wish to sell shares*,†...
Through your registered investment professional:	Contact your investment advisor or other investment professional	Send any additional monies to your investment professional to the address on your account statement	Contact your investment advisor or other investment professional
On your own: By mail	Complete the account application, then mail the application and a check payable to AMG Funds to: AMG Funds c/o BNY Mellon Investment Servicing (US) Inc. PO Box 9769 Providence, RI 02940-9769	Send a letter of instruction and a check payable to AMG Funds to:
AMG Funds
c/o BNY Mellon Investment Servicing (US) Inc.
PO Box 9769
Providence, RI 02940-9769
(Include your account number and
Fund name on your check)	Write a letter of instruction containing:
• Name of the Fund
• Dollar amount or number of
shares you wish to sell
• Your name
• Your account number
• Signatures of all account owners
Mail your letter to:
AMG Funds
c/o BNY Mellon Investment
Servicing (US) Inc.
PO Box 9769
Providence, RI 02940-9769
By telephone	Not available	If your account has already been established, call the transfer agent at 800.548.4539	If you elected telephone redemption privileges on your account application, call us at 800.548.4539 (Telephone redemptions are available only for redemptions of less than $50,000 for Class N shares, Class S shares and Class I shares and $250,000 for Class Z shares)
Over the Internet	Not available	If your account has already been established and ACH banking instructions are on file, go to our website at www.amgfunds.com	Go to our website at
www.amgfunds.com (Internet redemptions are available only for redemptions of less than $50,000 for Class N shares, Class S shares and Class I shares and $250,000 for Class Z shares)
By bank wire	Call us at 800.548.4539 for instructions	Call us at 800.548.4539 for instructions	Available if bank wire instructions are on file for your account
*	Please indicate which class of shares you are buying or selling when you place your order.
†	Redemptions of $50,000 or more for Class N, Class S and Class I shares or $250,000 or more for Class Z shares require a medallion signature guarantee. A medallion guarantee is a signature guarantee by a guarantor institution such as a bank, broker-dealer, credit union, national securities exchange, or savings association that is a recognized participant of the Securities Transfer Agents Medallion Program (STAMP) 2000. Telephone and Internet redemptions are available only for redemptions that are below $50,000 for Class N, Class S and Class I shares and below $250,000 for Class Z.

AMG Funds	25

Shareholder Guide

How to Buy or Sell Shares (CONTINUED)
INVESTMENT MINIMUMS
Your cash investments in the Funds must be in U.S. dollars. We do not accept third-party or “starter” checks.
Share Class	Initial Investment	Additional Investments
Class N:
• Regular Accounts	$2,000	$100
• Individual Retirement Accounts	$1,000	$100
Class S:
• Regular Accounts	$2,000	$100
• Individual Retirement Accounts	$1,000	$100
Class I (AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund):
• Regular Accounts	$100,000	$100
• Individual Retirement Accounts	$25,000	$100
Class I (AMG Managers Cadence Emerging Companies Fund):
• Regular Accounts	$100,000	$100
• Individual Retirement Accounts	$50,000	$100
Class Z:
• Regular Accounts	$5,000,000	$1,000
• Individual Retirement Accounts	$50,000	$1,000

The minimum initial and additional investment amounts may be waived for investments by current or retired officers and Trustees of the Trust and other funds of the AMG Funds Family of Funds, as well as their family members; current or retired officers, directors, and employees of AMG and affiliated companies of AMG; the immediate family members of any such officer, director, or employee (including parents, grandparents, spouses, children, grandchildren, siblings, fathers/mothers-in-law, sisters/brothers-in-law, daughters/sons-in-law, nieces, nephews, and domestic partners); and a trust or plan established primarily for the benefit of any of the foregoing persons. Additionally, a Fund or the Distributor may, in its discretion, waive the minimum initial or additional investment amounts at any time.

OTHER PURCHASE INFORMATION
Subject to the approval of the Trust and in accordance with the Trust’s policies and procedures, an investor may purchase shares of a Fund with securities that are eligible for purchase by the Fund (consistent with the Fund’s investment policies and restrictions) and that have a value that is readily ascertainable and determined in accordance with the Trust’s valuation policies. These transactions will be effected only if the Investment Manager or the Subadvisor intends to retain the security in a Fund as an investment. Assets purchased by a Fund in such transactions will be valued in generally the same manner as they would be valued for purposes of pricing the Fund’s shares, if such assets were included in the Fund’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.
SIGNATURE GUARANTEE
If you are selling $250,000 or more worth of Class Z or $50,000 or more of Class N, Class S or Class I shares, you will need to provide a Fund with a medallion guarantee, an imprint that verifies the authenticity of your signature. The medallion program offers shareholders added protection because it guarantees that the person who signs the transaction request is the actual shareholder or legally authorized representative.
We accept medallion imprints only from a guarantor institution such as a bank, broker-dealer, credit union, national securities exchange, or savings association that is a recognized participant of the Securities Transfer Agents Medallion Program (STAMP) 2000. When requesting a medallion signature guarantee from a guarantor institution, please be sure it is issued in an amount that covers your planned transaction. A notary public cannot provide a signature guarantee.
UNAUTHORIZED TRANSACTIONS
The Funds are not responsible for any losses due to unauthorized transactions as long as the Funds follow reasonable security procedures designed to verify your identity. It is your responsibility to review and verify the accuracy of your confirmation statements immediately after you receive them. If you do not want the ability to sell and exchange shares by telephone or the Internet, call the Funds at 800.548.4539 for instructions.

26	AMG Funds

Shareholder Guide

How to Buy or Sell Shares (CONTINUED)
LIMITATIONS ON THE FUNDS
The Funds may restrict or limit certain transactions, including, but not limited to, the following examples:
•	Redeem your account if its value (i) falls below $500 for Class N, Class S or Class I shares or $25,000 for Class Z shares due to redemptions you make, or (ii) is below $100, but, in each case, not until after the Fund gives you at least 60 days’ notice and the opportunity to increase your account balance to the minimum account balance amount;
•	Suspend sales or postpone payments when the NYSE is closed for any reason other than its usual weekend or holiday closings or when the SEC restricts trading;
•	Change the minimum required investment amounts;
•	Delay sending out sales proceeds for up to seven days. This usually applies to very large sales without notice, excessive trading, or during unusual market conditions;
•	Make a redemption-in-kind, a payment in portfolio securities instead of in cash. If a Fund makes a redemption-in-kind, the securities received as payment remain subject to market and other risks until they are sold and such sales may result in transaction costs, such as brokerage fees;
•	Refuse a buy order for any reason, including your failure to submit a properly completed application;
•	Refuse an exchange request for any person or group if a Fund determines that the request could adversely affect the Fund, for example, if the person or group has engaged in excessive trading. (See “Limiting Trades” below.) This determination is at the Investment Manager’s discretion, based on a case-by-case analysis consistent with the Trust’s policies and procedures regarding frequent trading; and
•	End or limit the exchange privilege policy after giving 60 days’ advance notice to shareholders or impose fees in connection with exchanges or sales.
FREQUENT TRADING POLICY
The Board of Trustees of the Trust has adopted policies and procedures reasonably designed to prevent frequent trading in shares of the Funds. Frequent trading may result from an effort by a shareholder to engage in “market timing.” These activities may disrupt management of the Funds’ portfolios, increase the Funds’ expenses, and have a negative impact on the Funds’ performance. There may be additional risks due to frequent trading activities. As described previously, the Fund has adopted procedures to minimize these risks.
AMG Managers Cadence Emerging Companies Fund may be subject to additional risks of frequent trading activities because the securities in which the Fund invests tend to be less liquid and their prices more volatile than securities of larger capitalization companies. As a result, the Fund may be a target for investors that seek to capitalize on price arbitrage opportunities.
Monitoring Trades
To help prevent frequent trading, the Investment Manager monitors the trading activities of Fund accounts on a daily basis, including large accounts maintained directly with the Funds' transfer agent. If the Investment Manager determines that an account shows a pattern of excessive trading and/or excessive exchanging among the AMG Funds Family of Funds, the Investment Manager reviews the account’s activities and may warn the account owner and/or restrict the account. The Investment Manager also notifies the Funds' transfer agent of any restriction and periodically informs the Board of Trustees about the implementation of these frequent trading policies and procedures.
Limiting Trades
The Funds may refuse a purchase order for any reason and will limit or refuse an exchange request if the Investment Manager believes that a shareholder is engaging in market timing activities that may harm the Funds and their shareholders. Transactions accepted by a Financial Intermediary that violate the Funds' frequent trading policies are not considered to be acceptable by the Funds, and the Funds may reject them on the next business day after the Financial Intermediary has received them.
Although the Funds use reasonable efforts to prevent market timing activities in the Funds, their efforts may not always succeed. For example, although the Funds strive to apply these policies and procedures uniformly to all accounts, the Funds receive certain purchase, exchange, and redemption orders through Financial Intermediaries that maintain omnibus accounts with the Funds. Although the Funds have attempted to put safeguards in place to ensure that Financial Intermediaries have implemented procedures designed to deter market timing, the Funds' ability to detect frequent trading activities by investors who hold shares through Financial Intermediaries will still be limited by the ability of the Funds and such intermediaries to monitor for a pattern of excessive trading and/or excessive exchanging within an omnibus account.

AMG Funds	27

Shareholder Guide

Investor Services
AUTOMATIC INVESTMENTS
You may arrange to make automatic deductions at regular intervals from a designated bank account.
AUTOMATIC REINVESTMENT PLAN
This plan lets you conveniently reinvest your dividends and capital gain distributions in additional shares of the Funds.
AUTOMATIC REDEMPTIONS
With this feature, you can easily redeem a set amount each month from your account. You may make automatic monthly redemptions of $100 or more. Redemptions are normally completed on the 25th day of each month. If the 25th day falls on a weekend or holiday, the Funds will complete the redemption on the next business day.
RETIREMENT PLANS
You may hold your shares in a traditional or Roth IRA, which are available to you at no additional cost. Call us at 800.548.4539 to get more information and an IRA kit.
EXCHANGE PRIVILEGES
To enhance your investment flexibility, we allow you to exchange your shares of the Funds for the same class of shares of other funds in the Trust or for shares of other funds managed by the Investment Manager, subject to the applicable investment minimum. Not all funds managed by the Investment Manager offer all classes of shares or are open to new investors. In addition to exchanging into other funds managed by the Investment Manager as described above, you also may exchange your shares of the Funds through the Investment Manager for shares in the Agency share class of the JPMorgan U.S. Government Money Market Fund (the “JPMorgan Fund”).
•	Except for the JPMorgan Fund, the value of the shares exchanged must meet the minimum purchase requirement of the fund and class for which you are exchanging them. There is no minimum purchase requirement to exchange into the JPMorgan Fund.
•	There is no fee associated with the exchange privilege; however, your exchange may result in tax consequences. For details, see “Taxability of Transactions” below.
•	The exchange privilege is available only if both of the accounts involved in the transaction are registered in the same name with the same address and taxpayer identification number.
You can request your exchange in writing, by telephone (if elected on the application), by Internet, or through your investment advisor, bank, or investment professional. Normally, we will execute the entire exchange transaction in a single business day.
Be sure to read the prospectus of any fund that you are considering for an exchange. Subject to the restrictions above, when you purchase a fund’s shares by exchange, the same terms and conditions that apply to any new investment in that fund also apply to the exchange. The Funds may discontinue, alter, or limit the exchange privileges at any time, subject to applicable law.
ACCOUNT STATEMENTS
The Funds will send you quarterly and yearly statements with details about your account activity. The Funds will also send you a Form 1099-DIV annually (unless your account is an IRA) that shows the tax breakdown of any dividends and distributions you received from your account. In addition, you will receive a confirmation after each trade execution.
COST BASIS REPORTING
Upon the redemption or exchange of your shares in a Fund, the Fund or, if you purchase your shares through a Financial Intermediary, your Financial Intermediary generally will be required to provide you and the Internal Revenue Service (the “IRS”) with cost basis information. This cost basis reporting requirement is effective for shares purchased, including through dividend reinvestment, on or after January 1, 2012. Please see www.amgfunds.com or contact the Funds at 800.548.4539, or consult your Financial Intermediary as appropriate, for more information regarding available methods for cost basis reporting and how to select a particular method. Please consult your tax advisor to determine which available cost basis method is best for you.
DIVIDENDS AND DISTRIBUTIONS
The Funds normally declare and pay any income dividends and net realized capital gain distributions, if any, annually in December. Most investors have their dividends and distributions reinvested in additional shares, and the Funds will do this automatically unless you request otherwise. You may also change your election any time by giving the Funds written notice at least 10 days before the scheduled payment date.
CHANGES TO YOUR ACCOUNT
The Funds will mail correspondence and other materials to the address on file for you. Please notify the Funds immediately of any changes to your address or to other information that might affect your account.

28	AMG Funds

Shareholder Guide

Certain Federal Income Tax Information
The following tax information is a general summary of certain U.S. federal income tax consequences applicable to an investment in the Funds under the Internal Revenue Code of 1986, as amended and as in effect as of the date of this Prospectus. A more detailed tax discussion is provided in the SAI. The Funds do not intend for this information to address all aspects of taxation that may apply to individual shareholders or to specific types of shareholders such as insurance companies, financial institutions, tax-advantaged retirement plans, broker-dealers, and foreign persons, each of whom may qualify for special treatment under U.S. federal income tax laws. You should consult a tax advisor about the U.S. federal, state, local, and foreign tax consequences to you of your investment in the Funds based on your particular circumstances.
Each Fund has elected and intends to qualify and be treated each taxable year as a regulated investment company. A regulated investment company generally is not subject to tax at a corporate level on income and gains from investments that are distributed to shareholders. However, a Fund’s failure to qualify and be eligible for treatment as a regulated investment company would result in corporate-level taxation and, consequently, a reduction in income available for distribution to shareholders.
TAXABILITY OF DIVIDENDS AND DISTRIBUTIONS
For U.S. federal income tax purposes, distributions of investment income, whether reinvested or taken as cash, are generally taxable to you as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned or is considered to have owned the investments that generated them, rather than how long you have owned your shares.
•	Distributions from the sale of investments that a Fund owns or is considered to have owned for more than one year and that are properly reported by the Fund as capital gain dividends are treated as long-term capital gains includible in your net capital gain and taxed to individuals at reduced rates.
•	Distributions from the sale of investments that a Fund owns or is considered to have owned for one year or less are taxable as ordinary income.
•	Properly reported distributions of “qualified dividend income” are taxable to you at the rate that applies to net capital gains, provided that both you and such distributing Fund meet certain holding period and other requirements.
•	A 3.8% Medicare contribution tax is imposed on the “net investment income” of certain individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by a Fund, including any net capital gain dividends, and net gains recognized on the sale, redemption or exchange of shares of a Fund. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in a Fund.
•	Distributions are taxable to you in the same manner whether you receive them in cash or reinvest them in additional shares.
Distributions by a Fund to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws are not taxable. By investing in the Fund through such a plan, you will not be subject to tax on distributions from the Fund so long as the amounts distributed remain in the plan, but you will generally be taxed upon withdrawal of monies from the plan. You should consult your tax advisor to determine the suitability of a Fund as an investment through your retirement plan and the tax treatment of distributions (including distributions of amounts attributable to an investment in a Fund) from such a plan.
TAXABILITY OF TRANSACTIONS
Any gain or loss that results from the sale, exchange (including an exchange of a Fund's shares for shares of another fund) or redemption of your shares will be treated generally as capital gain or loss for U.S. federal income tax purposes, which will be long-term or short-term depending on how long you have held your shares.
OTHER TAX MATTERS
A Fund’s investments in foreign securities, if any, may be subject to foreign withholding taxes. In that case, the Fund’s return on those securities would generally be decreased. You will generally not be entitled to separately claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by a Fund. If you are not entitled to take such credit or deduction, the Fund’s taxable income will be reduced by foreign taxes paid or withheld.
TAX WITHHOLDING
To avoid back-up withholding of U.S. federal income taxes on distributions or sale proceeds, federal law requires you to:
•	Provide your Social Security Number (“SSN”) or other taxpayer identification number (“TIN”);
•	Certify that your SSN or TIN is correct; and
•	Certify that you are not subject to back-up withholding.
In addition, the Funds must also withhold taxes on distributions and sale proceeds if the IRS notifies the Funds that the SSN or TIN you provided is incorrect, or the IRS notifies the Funds that you have failed to properly report certain interest and dividend income.

AMG Funds	29

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Financial Highlights

The following Financial Highlights tables are intended to help you understand each Fund’s financial performance for the past five fiscal years. Certain information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned or lost on an investment in each Fund assuming reinvestment of all dividends and distributions. Effective as of October 1, 2016, former Investor Class shares of AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund will have been renamed Class N shares of such Funds, former Service Class shares of AMG Managers Cadence Emerging Companies Fund will have been renamed Class S shares of such Fund, former Service Class shares of AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund will have been renamed Class I shares of such Funds, former Institutional Class shares of AMG Managers Cadence Emerging Companies Fund will have been renamed Class I shares of such Fund, and former Institutional Class shares of AMG Managers Cadence Capital Appreciation Fund and AMG Managers Cadence Mid Cap Fund will have been renamed Class Z shares of such Funds. This information, derived from each Fund’s Financial Statements, has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report is included in each Fund’s Annual Report, which is available upon request.
	For the fiscal years ended May 31,
AMG Managers Cadence Capital Appreciation Fund Investor Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$26.49	$23.54	$19.78	$16.59	$17.57
Income from Investment Operations:
Net investment income[1,2]	0.15 [14]	0.08	0.13 [4]	0.15 [6]	0.04
Net realized and unrealized gain (loss) on investments	(0.67)	3.01	3.73	3.17	(1.01)
Total income (loss) from investment operations	(0.52)	3.09	3.86	3.32	(0.97)
Less Distributions to Shareholders from:
Net investment income	(0.14)	(0.14)	(0.10)	(0.13)	(0.01)
Net Asset Value, End of Year	$25.83	$26.49	$23.54	$19.78	$16.59
Total Return[2]	(1.98)%	13.16%	19.53%	20.12%	(5.50)%
Ratio of net expenses to average net assets (with offsets/reductions)	1.02%	1.12%	1.09% [5]	1.12% [7]	1.11%
Ratio of expenses to average net assets (with offsets)	1.02%	1.13%	1.13% [5]	1.14% [7]	1.12%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	1.15%	1.22%	1.23% [5]	1.23% [7]	1.21%
Ratio of net investment income to average net assets[2]	0.60%	0.30%	0.59% [5]	0.81% [7]	0.21%
Portfolio turnover	22%	41%	52%	79%	163%
Net assets at end of year (000’s omitted)	$62,760	$75,755	$81,866	$87,419	$68,310

	For the fiscal years ended May 31,
AMG Managers Cadence Capital Appreciation Fund Service Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$26.88	$23.74	$19.99	$16.71	$17.67
Income from Investment Operations:
Net investment income[1,2]	0.17 [14]	0.12	0.16 [4]	0.14 [6]	0.06
Net realized and unrealized gain (loss) on investments	(0.70)	3.06	3.76	3.24	(1.01)
Total income (loss) from investment operations	(0.53)	3.18	3.92	3.38	(0.95)
Less Distributions to Shareholders from:
Net investment income	(0.16)	(0.04)	(0.17)	(0.10)	(0.01)
Net Asset Value, End of Year	$26.19	$26.88	$23.74	$19.99	$16.71
Total Return[2]	(1.97)%	13.41%	19.63% [8]	20.31% [8]	(5.38)%
Ratio of net expenses to average net assets (with offsets/reductions)	0.96%	0.97%	0.94% [5]	0.95% [7]	0.96%
Ratio of expenses to average net assets (with offsets)	0.96%	0.98%	0.98% [5]	0.97% [7]	0.97%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	1.09%	1.07%	1.08% [5]	1.06% [7]	1.06%
Ratio of net investment income to average net assets[2]	0.66%	0.45%	0.74% [5]	0.76% [7]	0.34%
Portfolio turnover	22%	41%	52%	79%	163%
Net assets at end of year (000’s omitted)	$4,842	$10,287	$42,245	$55,735	$67,536

AMG Funds	31

Financial Highlights

	For the fiscal years ended May 31,
AMG Managers Cadence Capital Appreciation Fund Institutional Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$27.50	$24.44	$20.57	$17.21	$18.24
Income from Investment Operations:
Net investment income[1,2]	0.24 [14]	0.18	0.22 [4]	0.18 [6]	0.10
Net realized and unrealized gain (loss) on investments	(0.70)	3.14	3.88	3.34	(1.03)
Total income (loss) from investment operations	(0.46)	3.32	4.10	3.52	(0.93)
Less Distributions to Shareholders from:
Net investment income	(0.24)	(0.26)	(0.23)	(0.16)	(0.10)
Net Asset Value, End of Year	$26.80	$27.50	$24.44	$20.57	$17.21
Total Return[2]	(1.67)%	13.62%	19.96%	20.57%	(5.10)%
Ratio of net expenses to average net assets (with offsets/reductions)	0.72%	0.72%	0.69% [5]	0.70% [7]	0.71%
Ratio of expenses to average net assets (with offsets)	0.72%	0.73%	0.73% [5]	0.72% [7]	0.72%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	0.85%	0.82%	0.83% [5]	0.81% [7]	0.81%
Ratio of net investment income to average net assets[2]	0.90%	0.70%	1.00% [5]	1.00% [7]	0.58%
Portfolio turnover	22%	41%	52%	79%	163%
Net assets at end of year (000’s omitted)	$34,673	$45,927	$45,795	$37,536	$85,338

32	AMG Funds

Financial Highlights

	For the fiscal years ended May 31,
AMG Managers Cadence Mid Cap Fund Investor Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$32.15	$34.15	$28.32	$24.10	$26.29
Income from Investment Operations:
Net investment income (loss)[1,2]	0.19 [14]	(0.06)	(0.02) [4]	0.03 [6]	(0.06)
Net realized and unrealized gain (loss) on investments	(2.32)	4.88	5.85	4.23	(2.13)
Total income (loss) from investment operations	(2.13)	4.82	5.83	4.26	(2.19)
Less Distributions to Shareholders from:
Net investment income	—	—	—	(0.04)	—
Net realized gain on investments	(3.15)	(6.82)	—	—	—
Total distributions to shareholders	(3.15)	(6.82)	—	(0.04)	—
Net Asset Value, End of Year	$26.87	$32.15	$34.15	$28.32	$24.10
Total Return[2]	(6.64)%	15.14%	20.59%	17.70%	(8.33)%
Ratio of net expenses to average net assets (with offsets/reductions)	1.11%	1.12%	1.11% [9]	1.13% [10]	1.11%
Ratio of expenses to average net assets (with offsets)	1.11%	1.13%	1.13% [9]	1.14% [10]	1.12%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	1.21%	1.19%	1.18% [9]	1.21% [10]	1.20%
Ratio of net investment income (loss) to average net assets[2]	0.67%	(0.16)%	(0.05)% [9]	0.13% [10]	(0.25)%
Portfolio turnover	149%	130%	203%	121%	127%
Net assets at end of year (000’s omitted)	$89,179	$116,666	$122,497	$163,088	$138,115

	For the fiscal years ended May 31,
AMG Managers Cadence Mid Cap Fund Service Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$33.07	$35.04	$29.02	$24.67	$26.87
Income from Investment Operations:
Net investment income (loss)[1,2]	0.25 [14]	(0.01)	0.05 [4]	0.08 [6]	(0.02)
Net realized and unrealized gain (loss) on investments	(2.39)	5.02	5.97	4.32	(2.18)
Total income (loss) from investment operations	(2.14)	5.01	6.02	4.40	(2.20)
Less Distributions to Shareholders from:
Net investment income	(0.03)	—	—	(0.05)	—
Net realized gain on investments	(3.25)	(6.98)	—	—	—
Total distributions to shareholders	(3.28)	(6.98)	—	(0.05)	—
Net Asset Value, End of Year	$27.65	$33.07	$35.04	$29.02	$24.67
Total Return[2]	(6.50)%	15.34%	20.74%	17.88%	(8.19)%
Ratio of net expenses to average net assets (with offsets/reductions)	0.97%	0.97%	0.96% [9]	0.98% [10]	0.96%
Ratio of expenses to average net assets (with offsets)	0.97%	0.98%	0.98% [9]	0.99% [10]	0.97%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	1.07%	1.04%	1.03% [9]	1.06% [10]	1.05%
Ratio of net investment income (loss) to average net assets[2]	0.86%	(0.01)%	0.15% [9]	0.32% [10]	(0.09)%
Portfolio turnover	149%	130%	203%	121%	127%
Net assets at end of year (000’s omitted)	$13,715	$14,809	$33,215	$65,393	$92,851

AMG Funds	33

Financial Highlights

	For the fiscal years ended May 31,
AMG Managers Cadence Mid Cap Fund Institutional Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$34.45	$36.44	$30.18	$25.66	$27.88
Income from Investment Operations:
Net investment income[1,2]	0.33 [14]	0.09	0.12 [4]	0.15 [6]	0.04
Net realized and unrealized gain (loss) on investments	(2.49)	5.21	6.23	4.50	(2.26)
Total income (loss) from investment operations	(2.16)	5.30	6.35	4.65	(2.22)
Less Distributions to Shareholders from:
Net investment income	(0.11)	—	(0.09)	(0.13)	—
Net realized gain on investments	(3.39)	(7.29)	—	—	—
Total distributions to shareholders	(3.50)	(7.29)	(0.09)	(0.13)	—
Net Asset Value, End of Year	$28.79	$34.45	$36.44	$30.18	$25.66
Total Return[2]	(6.28)%	15.62%	21.04%	18.20%	(7.96)%
Ratio of net expenses to average net assets (with offsets/reductions)	0.72%	0.72%	0.71% [9]	0.73% [10]	0.71%
Ratio of expenses to average net assets (with offsets)	0.72%	0.73%	0.73% [9]	0.74% [10]	0.72%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	0.82%	0.79%	0.78% [9]	0.81% [10]	0.80%
Ratio of net investment income to average net assets[2]	1.07%	0.24%	0.35% [9]	0.56% [10]	0.15%
Portfolio turnover	149%	130%	203%	121%	127%
Net assets at end of year (000’s omitted)	$26,636	$33,693	$170,920	$194,755	$234,346

34	AMG Funds

Financial Highlights

	For the fiscal years ended May 31,
AMG Managers Cadence Emerging Companies Fund Service Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$35.29	$30.70	$26.84	$20.39	$21.88
Income from Investment Operations:
Net investment loss[1,2]	(0.33) [14]	(0.32) [11]	(0.29) [4]	(0.07) [6]	(0.24)
Net realized and unrealized gain (loss) on investments	1.37	4.91	4.15	6.52	(1.25)
Total income (loss) from investment operations	1.04	4.59	3.86	6.45	(1.49)
Net Asset Value, End of Year	$36.33	$35.29	$30.70	$26.84	$20.39
Total Return[2]	2.95% [8]	14.95%	14.38%	31.63%	(6.81)%
Ratio of net expenses to average net assets (with offsets/reductions)	1.65%	1.66%	1.61% [12]	1.63% [13]	1.60%
Ratio of expenses to average net assets (with offsets)	1.65%	1.67%	1.66% [12]	1.68% [13]	1.66%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	1.97%	1.96%	1.90% [12]	1.99% [13]	1.98%
Ratio of net investment loss to average net assets[2]	(0.96)%	(0.98)%	(0.94)% [12]	(0.31)% [13]	(1.16)%
Portfolio turnover	150%	146%	127%	101%	120%
Net assets at end of year (000’s omitted)	$3,099	$3,143	$3,540	$3,184	$2,505

	For the fiscal years ended May 31,
AMG Managers Cadence Emerging Companies Fund Institutional Class	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Year	$38.04	$33.00	$28.80	$21.81	$23.35
Income from Investment Operations:
Net investment loss[1,2]	(0.27) [14]	(0.25) [11]	(0.23) [4]	(0.01) [6]	(0.20)
Net realized and unrealized gain (loss) on investments	1.48	5.29	4.43	7.00	(1.34)
Total income (loss) from investment operations	1.21	5.04	4.20	6.99	(1.54)
Net Asset Value, End of Year	$39.25	$38.04	$33.00	$28.80	$21.81
Total Return[2]	3.18%	15.27%	14.58% [8]	32.05% [8]	(6.60)%
Ratio of net expenses to average net assets (with offsets/reductions)	1.42%	1.41%	1.38% [12]	1.38% [13]	1.37%
Ratio of expenses to average net assets (with offsets)	1.42%	1.42%	1.43% [12]	1.43% [13]	1.43%
Ratio of total expenses to average net assets (without offsets/reductions)[3]	1.74%	1.71%	1.67% [12]	1.74% [13]	1.73%
Ratio of net investment loss to average net assets[2]	(0.71)%	(0.73)%	(0.71)% [12]	(0.05)% [13]	(0.94)%
Portfolio turnover	150%	146%	127%	101%	120%
Net assets at end of year (000’s omitted)	$36,064	$34,566	$39,463	$36,123	$34,883
[1]	Per share numbers have been calculated using average shares.
[2]	Total returns and net investment income would have been lower had certain expenses not been offset.
[3]	Excludes the impact of expense reimbursements or fee waivers and expense reductions such as brokerage credits, but includes expense repayments and non-reimbursable expenses, if any, such as interest, taxes and extraordinary expenses.
[4]	Includes non-recurring dividends. Without these dividends, net investment income per share would have been $0.12, $0.15, and $0.21 for AMG Managers Cadence Capital Appreciation Fund’s Investor Class, Service Class, and Institutional Class, respectively, $(0.03), $0.04, and $0.11 for AMG Managers Cadence Mid Cap Fund’s Investor Class, Service Class, and Institutional Class, respectively, and $(0.32) and $(0.26) for AMG Managers Cadence Emerging Companies Fund’s Service Class and Institutional Class, respectively.
[5]	Includes non-routine extraordinary expenses amounting to 0.007%, 0.007%, and 0.007% of average net assets for the Investor Class, Service Class and Institutional Class, respectively.
[6]	Includes non-recurring dividends. Without these dividends, net investment income per share would have been $0.09, $0.08, and $0.13 for AMG Managers Cadence Capital Appreciation Fund’s Investor Class, Service Class, and Institutional Class, respectively, $(0.11), $(0.06), and $0.01 for AMG Managers Cadence Mid Cap Fund’s Investor Class, Service Class, and Institutional Class, respectively, and $(0.31) and $(0.25) for AMG Managers Cadence Emerging Companies Fund’s Service Class and Institutional Class, respectively.
[7]	Includes non-routine extraordinary expenses amounting to 0.022%, 0.004%, and 0.003% of average net assets for the Investor Class, Service Class and Institutional Class, respectively.
[8]	The Total Return is based on the Financial Statement Net Asset Values as shown above.

AMG Funds	35

Financial Highlights

[9]	Includes non-routine extraordinary expenses amounting to 0.008%, 0.007%, and 0.008% of average net assets for the Investor Class, Service Class and Institutional Class, respectively.
[10]	Includes non-routine extraordinary expenses amounting to 0.018%, 0.015%, and 0.016% of average net assets for the Investor Class, Service Class and Institutional Class, respectively.
[11]	Includes non-recurring dividends. Without these dividends, net investment income per share would have been $(0.33) and $(0.27) for the Service Class and Institutional Class, respectively.
[12]	Includes non-routine extraordinary expenses amounting to 0.009% and 0.009% of average net assets for the Institutional Class and Service Class, respectively.
[13]	Includes non-routine extraordinary expenses amounting to 0.014% and 0.014% of average net assets for the Institutional Class and Service Class, respectively
[14]	Includes non-recurring dividends. Without these dividends, net investment income per share would have been $0.14, $0.16, and $0.23 for AMG Managers Cadence Capital Appreciation Fund’s Investor Class, Service Class, and Institutional Class, respectively, $0.01, $0.07, and $0.13 for AMG Managers Cadence Mid Cap Fund’s Investor Class, Service Class, and Institutional Class, respectively and $(0.36) and $(0.29) for AMG Managers Cadence Emerging Companies Fund’s Service Class, and Institutional Class, respectively.

36	AMG Funds

How To Contact Us

AMG MANAGERS CADENCE CAPITAL APPRECIATION FUND
AMG MANAGERS CADENCE MID CAP FUND
AMG MANAGERS CADENCE EMERGING COMPANIES FUND
INVESTMENT MANAGER AND ADMINISTRATOR
AMG Funds LLC
600 Steamboat Road, Suite 300
Greenwich, Connecticut 06830
203.299.3500 or 800.835.3879
SUBADVISOR
Cadence Capital Management LLC
265 Franklin Street, 4th Floor
Boston, MA 02110
DISTRIBUTOR
AMG Distributors, Inc.
600 Steamboat Road, Suite 300
Greenwich, Connecticut 06830
CUSTODIAN
The Bank of New York Mellon
2 Hanson Place
Brooklyn, New York 10286
LEGAL COUNSEL
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
TRANSFER AGENT
BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9769
Providence, Rhode Island 02940-9769
800.548.4539
TRUSTEES
Bruce B. Bingham
Christine C. Carsman
William E. Chapman, II
Edward J. Kaier
Kurt A. Keilhacker
Steven J. Paggioli
Richard F. Powers III
Eric Rakowski
Victoria L. Sassine
Thomas R. Schneeweis

AMG Funds	37

AMG Funds
Prospectus
October 1, 2016 (As revised October 27, 2016)

Where to find additional information
The Funds’ Statement of Additional Information (the “SAI”) contains additional information about the Funds and their investments. Additional information about the Funds’ investments is available in the Funds’ Annual and Semi-Annual Reports to shareholders. In the Funds’ Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during their last fiscal year. To request free copies of these materials or to make other inquiries, please contact the Funds:
•	By telephone: 800.835.3879
•	By mail: AMG Funds 600 Steamboat Road, Suite 300 Greenwich, Connecticut 06830
•	On the Internet: Electronic copies are available on our website at www.amgfunds.com
Information about the Funds, including the Funds’ current SAI and Annual and Semi-Annual Reports, is on file with the Securities and Exchange Commission (the “SEC”). The Funds’ SAI is incorporated by reference into (is legally part of) this Prospectus.
Reports and other information about the Funds are also available on the EDGAR database of the SEC’s website at http://www.sec.gov. You may obtain copies by electronic request, after paying a duplicating fee, via email to publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-1520. You may also review and copy information about the Funds at the SEC’s Public Reference Room in Washington, D.C. For access to the Reference Room, call 202.551.8090.
© 2016 AMG Funds LLC
Investment Company Act Registration Number 811-03752

www.amgfunds.com

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
P065-1016-27